                                                                    EXHIBIT 10.7


================================================================================




                     LITIGATION RESOURCES OF AMERICA, INC.

                                  $10,000,000

                    12% Senior Subordinated Notes due 2004

                                      and

                     Series A Convertible Preferred Stock



                         _____________________________

                         SECURITIES PURCHASE AGREEMENT

                         _____________________________



                         Dated as of January 17, 1997


================================================================================

                               TABLE OF CONTENTS

                                                                                               Page No.
                                                                                               -------
1. AUTHORIZATION OF ISSUE OF SECURITIES.......................................................       1
     1A.  Senior Subordinated Notes...........................................................       1
     1B.  Convertible Preferred Stock.........................................................       2

2. PURCHASE AND SALE OF SECURITIES............................................................       2
     2A.  Purchase and Sale...................................................................       2
     2B.  Closing.............................................................................       2

3. CONDITIONS OF CLOSING......................................................................       3
     3A.  Opinion of Counsel to the Company...................................................       3
     3B.  Representations and Warranties......................................................       3
     3C.  Articles of Incorporation and By-laws...............................................       3
     3D.  Purchase Permitted by Applicable Laws...............................................       4
     3E.  Securityholders Agreement...........................................................       4
     3F.  Registration Rights Agreement.......................................................       4
     3G.  Subsidiary Guarantee................................................................       4
     3H.  Compliance with Securities Laws.....................................................       4
     3I.  Proceedings.........................................................................       4
     3J.  No Adverse U.S. Legislation, Action or Decision.....................................       4
     3K.  Approval and Consents...............................................................       5
     3L.  Material Changes....................................................................       5
     3M.  Board Nominees......................................................................       5
     3N.  Use of Proceeds.....................................................................       6
     3O.  Bank Debt Agreement.................................................................       6
     3P.  Seller Subordinated Promissory Note.................................................       6
     3Q.  Certificate of Designation..........................................................       6
     3R.  Structuring Fee.....................................................................       6

4. PAYMENTS AND PREPAYMENTS OF THE SENIOR SUBORDINATED NOTES..................................       6
     4A.  General.............................................................................       6
     4B.  Mandatory Payments and Prepayments of the Senior
             Subordinated Notes...............................................................       6
     4C.  Prepayments of the Senior Subordinated Notes upon
             a Change of Control..............................................................       7
     4D.  Optional Prepayments of the Senior Subordinated
             Notes............................................................................       8
     4E.  Notice of Prepayments...............................................................       8
     4F.  Mandatory Payments and Partial Prepayments Pro Rata.................................       8

5. REQUIRED REDEMPTION AND OPTIONAL REDEMPTION OF THE
   CONVERTIBLE PREFERRED STOCK................................................................       8
     5A.  Option of Holders to Put Convertible Preferred
             Stock upon a Change of Control...................................................       8
     5B.  Exercise of the Change of Control Put Option........................................       9
     5C.  Put Option of Holders of Shares of Convertible
             Preferred Stock upon the Absence of a Liquid
             Secondary Market.................................................................       9

                                      (i)

     5D.  Exercise of the Put Option.........................................................  10
     5E.  Fair Market Value..................................................................  10
     5F.  Market Price.......................................................................  11
     5G.  Optional Redemption of the Convertible Preferred Stock.............................  11
     5H.  Notice of Redemption...............................................................  11

6. AFFIRMATIVE COVENANTS.....................................................................  12
     6A.  Financial Statements...............................................................  12
     6B.  Use of Proceeds....................................................................  15
     6C.  Books and Records; Inspection of Property..........................................  15
     6D.  Covenant to Secure Senior Subordinated Notes Equally...............................  15
     6E.  Additional Covenants Pending the Closing...........................................  15
     6F.  Stock to be Reserved...............................................................  16
     6G.  Compliance With Laws, etc..........................................................  16
     6H.  ERISA..............................................................................  16
     6I.  Corporate Existence; Maintenance of Properties.....................................  17
     6J.  Insurance..........................................................................  17
     6K.  Further Assurances.................................................................  18
     6L.  Filing of Reports Under the Exchange Act...........................................  18
     6M.  Securities Act Registration Statements.............................................  18
     6N.  Notices of Certain Events..........................................................  19
     6O.  Board Nominees.....................................................................  20
     6P.  Listing of Common Stock............................................................  20
     6Q.  Environmental Laws.................................................................  21
     6R.  Guarantee By Subsidiary............................................................  22
     6S.  Issuance of Convertible Preferred Stock with Interest Notes........................  22
     6T.  Management Composition and Compensation............................................  22
     6U.  Conduct of Business................................................................  23

7. NEGATIVE COVENANTS........................................................................  23
     7A.  Financial Covenants................................................................  23
     7B.  Restrictions on Indebtedness and Repayment of Indebtedness.........................  24
     7C.  Restrictions on Liens..............................................................  24
     7D.  Restricted Payments................................................................  25
     7E.  Loans, Advances and Investments....................................................  25
     7F.  Leases.............................................................................  26
     7G.  Transactions With Affiliates.......................................................  26
     7H.  Merger.............................................................................  26
     7I.  Disposition of Substantial Assets..................................................  27
     7J.  Sale of Stock and Debt of Subsidiaries.............................................  27
     7K.  Certain Contracts..................................................................  27
     7L.  Conduct of Business................................................................  28
     7M.  No Amendments......................................................................  28
     7N.  Registration Rights................................................................  28
     7O.  Offering of Securities.............................................................  28
     7P.  Issuance of Securities.............................................................  28

                                     (ii)

8.  SUBORDINATION.............................................................................   29
      8A.  Subordinated Debt Subordinate to Senior Debt.......................................   29
      8B.  Suspension of Right to Receive Payments of
              Subordinated Debt...............................................................   29
            8B(1).  Failure to Pay Principal of or Interest on
                     Senior Debt..............................................................   29
            8B(2).  Bankruptcy or Insolvency..................................................   31
      8C.  Rights of Holders of Senior Debt Not to Be Impaired................................   31
      8D.  Company's Obligation Unconditional.................................................   32
      8E.  Payments Held in Trust.............................................................   32
      8F.  Subrogation........................................................................   32
      8G.  Reliance by Holders on Final Order or Decree.......................................   33
      8H.  Legend.............................................................................   33
      8I.  Remedies...........................................................................   33
      8J.  Senior Debt Not Affected...........................................................   33
      8K.  Reinstatement......................................................................   34
      8L.  Representations and Warranties.....................................................   34
      8M.  Expenses...........................................................................   34
      8N.  No Waiver, Remedies................................................................   35
      8O.  Subordination of Liens.............................................................   35
      8P.  Provisions Specific to Section 8...................................................   35

9.  EVENTS OF DEFAULT.........................................................................   37
      9A.  General............................................................................   37
      9B.  Other Remedies.....................................................................   41

10. REPRESENTATIONS AND WARRANTIES OF THE COMPANY.............................................   41
      10A. Organization, Qualification and Authority..........................................   41
      10B. Financial Statements...............................................................   42
      10C. Capital Stock and Related Matters..................................................   42
      10D. Actions Pending....................................................................   43
      10E. Outstanding Debt; Defaults.........................................................   43
      10F. Title to Properties................................................................   44
      10G. Taxes..............................................................................   44
      10H. Conflicting Agreements.............................................................   44
      10I. Offering of Securities.............................................................   45
      10J. Broker's or Finder's Commissions...................................................   45
      10K. Regulation G, etc..................................................................   45
      10L. Environmental Matters..............................................................   45
      10M. ERISA..............................................................................   46
      10N. Possession of Franchises, Licenses, etc............................................   47
      10O. Patents, etc.......................................................................   47
      10P. Holding Company and Investment Company Status......................................   47
      10Q. Governmental Consents..............................................................   47
      10R. Insurance Coverage.................................................................   48
      10S. Subsidiaries.......................................................................   48
      10T. Disclosure.........................................................................   48
      10U. Related Party Transactions.........................................................   48
      10V. Registration Rights................................................................   49
      10W. Absence of Foreign or Enemy Status.................................................   49
      10X. Agreements with Affiliates.........................................................   49
      10Y. Convertible Preferred Stock and Equity of the Company..............................   49

                                     (iii)

      10Z.  Consummation of Related Transactions..............................................   49
      10AA. Conduct of Business...............................................................   49

11.  REPRESENTATIONS AND WARRANTIES OF THE INVESTORS..........................................   50

12.  DEFINITIONS..............................................................................   50

13.  MISCELLANEOUS............................................................................   62
      13A.  Home Office Payment...............................................................   62
      13B.  Indemnification...................................................................   63
      13C.  Consent to Amendments.............................................................   64
      13D.  Form, Registration, Transfer and Exchange of
              Senior Subordinated Notes; Lost Senior
              Subordinated Notes..............................................................   64
      13E.  Provisions Applicable if any of the Securities are Sold...........................   65
      13F.  Restrictive Legends...............................................................   66
      13G.  Persons Deemed Owners.............................................................   66
      13H.  Survival of Representations and Warranties........................................   66
      13I.  Successors and Assigns............................................................   66
      13J.  Notices...........................................................................   66
      13K.  Descriptive Headings..............................................................   67
      13L.  Governing Law; Consent To Jurisdiction............................................   67
      13M.  Delay Fees........................................................................   67
      13N.  Remedies..........................................................................   68
      13O.  Entire Agreement..................................................................   68
      13P.  Severability......................................................................   68
      13Q.  Amendments........................................................................   69
      13R.  Payment Date......................................................................   69
      13S.  Waiver of Trial By Jury...........................................................   69
      13T.  Counterparts......................................................................   69

EXHIBITS

Exhibit A   Form of Senior Subordinated Note and Interest Note
Exhibit B   Form of Guarantee
Exhibit C   Form of Certificate of Designation
Exhibit D   Form of Opinion of Counsel to the Company
Exhibit E   Form of Registration Rights Agreement
Exhibit F   Form of Securityholders Agreement

                                     (iv)

                     LITIGATION RESOURCES OF AMERICA, INC.

                         SECURITIES PURCHASE AGREEMENT

                              ___________________

                                  Dated as of
                               January 17, 1997

                              ___________________

To the Investors named on the signature pages hereto:

          The undersigned, Litigation Resources of America, Inc. (the "Company"), a Texas corporation, each of the other undersigned Subsidiaries (as
 -------
defined below) of the Company (each a "Guarantor" and collectively, the
                                       ---------
"Guarantor"), and each of the investors named on the signature pages hereto
 ----------
(the "Investors"), hereby agree as follows:
      ---------

          1.   AUTHORIZATION OF ISSUE OF SECURITIES.

          1A.  Senior Subordinated Notes. The Company will authorize the
               -------------------------
issuance, sale and delivery to the Investors of its senior subordinated notes ("Senior Subordinated Notes" and individually called a "Senior Subordinated
  -------------------------                             -------------------
Note") in the aggregate principal amount of $9,000,000, to be dated the date of
----
issue thereof, to mature (subject to Section 4 hereof) on the seventh anniversary of such date of issue and to bear interest on the unpaid balances thereof from the date thereof at the rate of 12% per annum until the principal thereof shall become due and payable. Such Senior Subordinated Notes shall be substantially in the form of Exhibit A attached hereto. Interest will be payable quarterly in arrears in cash on the last day of March, June, September and December, in each year, commencing on March 31, 1997; provided, however, that
                                                      --------  -------
the Company may, at the sole option of the holders of the Senior Subordinated Notes, issue interest notes ("Interest Notes" and individually called an
                              --------------
"Interest Note"), together with additional shares of Convertible Preferred Stock
 -------------
(as defined below) to the extent provided in paragraph 6S hereof, in lieu of a cash payment of any or all interest due during such period. Such Interest Notes shall be substantially in the form of Exhibit A attached hereto. For purposes of this Agreement, all references to the Senior Subordinated Notes shall be deemed to include any and all Interest Notes. The Senior Subordinated Notes will be jointly and severally unconditionally guaranteed, on a subordinated basis, by Looney & Company, Inc. ("Looney") and Klein, Bury and Associates, Inc. ("Klein"), and each other Person that becomes a Subsidiary of the Company, pursuant to a guarantee substantially in the form of Exhibit B attached hereto (the "Subsidiary Guarantee"). The Senior Subordinated Notes shall bear a legend
      --------------------
on their face, indicating that the Senior Subordinated Notes have been issued with original issue discount and the name and address of the Company's representative who, upon the request of a holder, can supply information about such original issue discount.

          1B.  Convertible Preferred Stock. The Company will also authorize the
               ---------------------------
issuance, sale and delivery to the Investors of 1,000,000 shares representing 52.27% (such percentage shall be reduced to 52% in the event a transaction with George Leonard is consummated) of fully diluted Common Stock shares of its Series A Convertible Preferred Stock, par value $1.00 per share (herein called the "Convertible Preferred Stock", and the Senior Subordinated Notes and the
     ---------------------------
Convertible Preferred Stock shall be referred to herein collectively as the "Securities"). The powers, designations, preferences and relative participating,
 ----------
optional or other special rights, and the qualifications, limitations or restrictions thereof, of the Convertible Preferred Stock are set forth in the Certificate of Designation of the Convertible Preferred Stock in the form of Exhibit C attached hereto (the "Certificate of Designation").
                                --------------------------

          2.   PURCHASE AND SALE OF SECURITIES.
               -------------------------------

          2A.  Purchase and Sale. The Company hereby agrees to sell to the
               -----------------
Investors and, subject to the terms and conditions herein set forth, the Investors severally agree to purchase from the Company, the Securities set forth opposite the name of each of the Investors on the signature pages hereof. The parties hereby agree that the aggregate purchase price for the Securities is $10,000,000.

          2B.  Closing. The purchase and delivery of the Securities to be
               -------
purchased by the Investors shall take place at a closing (the "Closing") at the
                                                               -------
offices of Willkie Farr & Gallagher, One Citicorp Center, 153 EAst 53rd Street, New York, New York, 10022, at 10:00 a.m., local time, on January 17, 1997 (or at such other time and place or on such other Business Day thereafter as the parties hereto shall agree) (herein called the "Closing Date"). On the Closing
                                                ------------
Date, the Company will deliver the Securities to be purchased by the Investors payable to or registered in the names of the Investors and/or the Investors' nominees or other designees specified on the signature pages hereof in the amounts set forth opposite the name of the Investors on the signature pages hereof, against receipt of the purchase price therefor by wire transfer to the account of: Litigation Resources of America, Inc., Texas Commerce Bank National Association, Account No. 30801023704, ABA Routing No. 113000609, Notification:
Darl Petty, (713) 640-7814. If at the Closing, the Company shall, in breach of this Agreement, fail to tender to the Investors any of the Securities to be purchased by them or if any of the conditions specified in Section 3 hereof shall not have been satisfied or waived by the Investors, the Investors shall, at their election, be relieved of all further obligations under this Agreement without thereby waiving any other rights they may have by reason of such failure or such non-fulfillment. Notwithstanding anything to the contrary, the obligation of the Company to deliver any Securities to any Investor at the Closing shall be conditioned on its concurrent receipt of the purchase price of all of the Securities from the Investors.

      3.  CONDITIONS OF CLOSING.  The Investors' obligation to purchase and pay
          ---------------------
for the Securities to be purchased by them hereunder is subject to the satisfaction, on or before the Closing Date, of the following conditions:

      3A. Opinion of Counsel to the Company. The Investors shall have received
          ---------------------------------
from Boyer, Ewing & Harris, counsel to the Company and the Guarantors, a legal opinion addressed to the Investors and dated the Closing Date, substantially in the form of Exhibit D attached hereto. Such opinion shall also cover such other matters incident to the matters herein contemplated as the Investors may reasonably request, including the form of all papers and the validity of all proceedings.

      3B. Representations and Warranties. Each of the representations and
          ------------------------------
warranties contained in Section 10 hereof and those otherwise made in writing by or on behalf of the Company or any Guarantor and contained in any document, certificate or other written statement provided to the Investors, in connection with the transactions contemplated by this Agreement shall be true and correct in all material respects when made and on and as of the Closing Date, without giving effect to any qualification as to materiality contained therein and except to the extent of changes caused by the transactions herein contemplated; all of the covenants and obligations of the Company hereunder to be performed or observed on or prior to the Closing shall have been duly performed or observed; there shall exist on the Closing Date and after giving effect to such transactions no Default or Event of Default; and the Company and each Guarantor shall have delivered to the Investors an Officer's Certificate, dated the Closing Date, to the foregoing effects.

     3C.  Articles of Incorporation and By-laws. The Investors shall have
          -------------------------------------
received certificates, dated the Closing Date, of the Secretary of the Company and its Subsidiaries attaching (i) true and complete copies of the Articles of Incorporation of the Company and its Subsidiaries as filed with the appropriate state officials of its jurisdiction of incorporation with all amendments thereto, (ii) true and complete copies of the By-laws of the Company and its Subsidiaries in effect as of such date, (iii) certificates of good standing of the appropriate officials of the jurisdiction of incorporation of the Company and its Subsidiaries and of each state in which each of the Company and its Subsidiaries is required to be qualified to do business as a foreign corporation, (iv) resolutions of the Board of Directors of the Company authorizing (a) the execution, delivery and performance of the Related Documents, (b) the issuance and delivery of the Securities and (c) the reservation for issuance of a sufficient number of shares of Common Stock into which the Convertible Preferred Stock may be converted to permit such conversion, (v) resolutions of the Board of Directors of each Guarantor authorizing the execution, delivery and performance of the Related Documents to which it is a party, and (vi) certificates as to the incumbency of the officers of the Company and each Guarantor executing this Agreement or any other
Related Document.

          3D.  Purchase Permitted by Applicable Laws. The purchase of and
               -------------------------------------
payment for the Securities shall not be prohibited by any applicable law or governmental regulation (including, without limitation, Regulation G, T and X of the Board of Governors of the Federal Reserve System) and shall not subject the Investors to any tax, penalty, liability or other onerous condition under or pursuant to any applicable law or governmental regulation, and the Investors shall have received such certificates or other evidence as they may request to establish compliance with this condition.

          3E.  Securityholders Agreement. The Investors shall have received a
               -------------------------
fully executed counterpart of the Securityholders Agreement and such Securityholders Agreement shall be in full force and effect and no term or condition thereof shall have been amended, modified or waived.

          3F.  Registration Rights Agreement. The Investors shall have received
               -----------------------------
a fully executed counterpart of the Registration Rights Agreement and such Registration Rights Agreement shall be in full force and effect and no term or condition thereof shall have been amended, modified or waived.

          3G.  Subsidiary Guarantee. The Investors shall have received a fully
               --------------------
executed counterpart of the Subsidiary Guarantee and such Subsidiary Guarantee shall be in full force and effect and no term or condition thereof shall have been amended, modified or waived.

          3H.  Compliance with Securities Laws. The offering and sale of the
               -------------------------------
Securities under this Agreement shall have complied with all applicable requirements of federal and state securities laws, and the Investors shall have received evidence of such compliance in form and substance satisfactory to them.

          3I.  Proceedings. All required corporate and other proceedings taken
               -----------
or required to be taken in connection with the transactions contemplated hereby and all documents incident thereto shall be reasonably satisfactory in form and substance to the Investors and their counsel, and the Investors and their counsel shall have received all such counterpart originals or certified or other copies of such documents as they may reasonably request.

          3J.  No Adverse U.S. Legislation, Action or Decision. No legislation,
               -----------------------------------------------
order, rule, ruling or regulation shall have been enacted or made by or on behalf of any governmental body, department or agency of the United States, nor shall any legislation have been introduced and favorably reported for passage to either House of Congress by any committee of either such House to which such legislation has been referred for consideration, nor shall any decision of any court of competent jurisdiction within the United States have been rendered which, in the Investors' reasonable judgment, would materially and adversely affect their investment in the Securities. There shall be no action, suit, investigation or proceeding, pending or threatened, against or affecting the Company, its Subsidiaries or any of their respective properties or rights, or any of their respective affiliates, associates, officers or directors, before any court, arbitrator or administrative or governmental body which (i) seeks to restrain, enjoin, prevent the consummation of or otherwise affect the transactions contemplated by any of the Related Documents or (ii) questions the validity or legality of any such transaction or seeks to recover damages or to obtain other relief in connection with any such transaction, and there shall be no valid basis for any such action, proceeding or investigation.

          3K.  Approval and Consents.  The Company and each Guarantor shall have
               ---------------------
duly received all authorizations, consents, approvals, licenses, franchises, permits and certificates by or of all federal, state and local governmental authorities necessary or advisable for the issuance of the Securities and the consummation of the transactions contemplated hereby and by the Related Documents, and all thereof shall be in full force and effect at the time of the Closing. The Company and each Guarantor shall have delivered to the Investors an Officer's Certificate, dated the Closing Date, to such effect.

          3L.  Material Changes. Since September 30, 1995, with respect to
               ----------------
Klein, and December 31, 1995, with respect to Looney, there shall not have been any changes in the business of the Company, Looney and Klein or any of their respective Subsidiaries which have or could reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect, nor shall there have been any development or discovery or any material contingency or other liability which could have such effect. There shall exist no defaults under the provisions of any instrument evidencing Indebtedness of the Company or any of its Subsidiaries and the Company and each Guarantor shall have delivered to the Investors an Officer's Certificate, dated the Closing Date, to such effect.

          3M.  Board Nominees. The Board of Directors of the Company shall be
               --------------
constituted as contemplated by Section 3.1 of the Securityholders Agreement and the nominees designated by the Investors shall have been appointed to the Board of Directors effective upon the Closing.

          [_]3N. Use of Proceeds. The Investors shall have received evidence
                 ---------------
in form and substance reasonably satisfactory to them with respect to the use of proceeds by the Company in accordance with paragraph 6B.

          3O.    Bank Debt Agreement. The Company shall have simultaneously
                 -------------------
received the funding pursuant to the Bank Debt Agreement and the Bank Debt Agreement shall be in full force and effect; and the Investors shall have received an Officer's Certificate, dated the Closing Date, to the foregoing effect and to the effect that no default or event of default exists under the Bank Debt Agreement.

          3P.    Seller Subordinated Promissory Note. The Investors shall
                 -----------------------------------
have received a fully executed copy of the Company's 10% Subordinated Promissory Note due February 1, 2002 in the aggregate principal amount of $1,486,846.00 (the "Seller Notes") which shall provide (i) that such Note shall be subject and
      ------------
subordinate to the prior payment in full of the obligations of the Guarantors under the Subsidiary Guarantee Agreement in accordance with the terms and conditions of that certain Subordination Agreement dated the date hereof by and among the Company, the Guarantors, the Investors and Michael Klein, and (ii) that the interest rate on such Notes shall not exceed 10%.

          3Q.    Certificate of Designation. The Certificate of Designation
                 --------------------------
shall have been filed with the Secretary of State of the State of Texas and the Investors shall have received a certificate, dated the Closing Date, of the Secretary of the Company attaching a true and complete copy of the Certificate of Designation as filed with the Secretary of State of the State of Texas.

          3R.    Structuring Fee. The Company shall have paid to Pecks
                 ---------------
Management Partners Ltd. a structuring and due diligence fee of $35,000.

          4.     PAYMENTS AND REPAYMENTS OF THE SENIOR SUBORDINATED NOTES
                 --------------------------------------------------------

          4A.    General. The Senior Subordinated Notes shall be subject to
                 -------
mandatory payments as specified in paragraph 4B and to the optional prepayments under the circumstances set forth in paragraphs 4C and 4D. No partial prepayment of the Senior Subordinated Notes pursuant to paragraph 4F shall relieve the Company of its obligations to make any of the required prepayments pursuant to paragraph 4B.

          4B     Mandatory Payments and Prepayments of the Senior Subordinated
                 -------------------------------------------------------------
Notes. (a) On or prior to the fifth anniversary of the Closing Date, 33 1/3% of
-----
the principal amount of the Senior Subordinated Notes then outstanding, together with all accrued and unpaid interest thereon to and including such date, shall become immediately due and payable and shall be paid by the

Company to the holders of the Senior Subordinated Notes. On or prior to the sixth anniversary of the Closing Date, 33 1/3% of the principal amount of the Senior Subordinated Notes then outstanding, together with all accrued and unpaid interest thereon to and including such date, shall become immediately due and payable by the Company and shall be paid by the Company to the holders of the Senior Subordinated Notes. On the seventh anniversary of the Closing Date, the principal amount of all Senior Subordinated Notes then outstanding, together with all accrued and unpaid interest thereon to and including such date, shall become immediately due and payable and shall be paid by the Company to the holders of the Senior Subordinated Notes.

          (b) Two (2) days after the Company's closing of any Qualifying Public Offering, the principal amount of the Senior Subordinated Notes outstanding, together with all accrued and unpaid interest thereon to and including such date, shall become due and payable and shall be paid by the Company to the holders of the Senior Subordinated Notes. No later than 30 days prior to any Public Offering, the Company shall provide written notice to the holders of Senior Subordinated Notes setting forth estimates of the proceeds to the Company from such Public Offering.

          4C.  Prepayments of the Senior Subordinated Notes upon a Change of
               -------------------------------------------------------------
Control. Upon a Change of Control the principal amount of the Senior
-------
Subordinated Notes outstanding, together with all accrued and unpaid interest thereon to the Repayment Date shall become due and payable on the Repayment Date and shall be paid by the Company to the holders of the Senior Subordinated Notes. Upon the occurrence of a Change of Control Event, the notice furnished to each holder of Senior Subordinated Notes under paragraph 6N shall (i) refer specifically to paragraph 4C, (ii) state that the Company will prepay the principal amount of all of the Senior Subordinated Notes outstanding held by each holder of Senior Subordinated Notes, together with all accrued and unpaid interest to the date of prepayment and (iii) indicate that the Company will prepay the Senior Subordinated Notes as provided in clause (ii) above simultaneously with such Change of Control (the "Repayment Date"). If a proposed
                                                 --------------
Change of Control shall not occur, (i) the Company shall have no obligation under this paragraph 4C to prepay any Senior Subordinated Notes notwithstanding the fact that the notice required pursuant to paragraph 6N had previously been delivered in connection with such proposed Change of Control, (ii) the obligations of the Company under this paragraph 4C shall not be affected with respect to any subsequent Change of Control, and (iii) if any holder of Convertible Preferred Stock shall have converted all or any shares of Convertible Preferred Stock after receiving the notice referred to in this paragraph 4C, the Company shall be required, at the election of such holder, to issue new shares of Convertible Preferred Stock in exchange for the Common Stock issued upon conversion of such shares of Convertible Preferred Stock.

          4D.  Optional Prepayments of the Senior Subordinated Notes. The Senior
               -----------------------------------------------------
Subordinated notes shall be subject to prepayment, in whole or in part, at the option of the Company at any time and from time to time at a price equal to (x) the outstanding principal amount of the Senior Subordinated Notes to be prepaid plus (y) all accrued and unpaid interest thereon up to and including the date
----
of prepayment.

          4E.  Notice of Prepayments. In the event of prepayment pursuant to
               ---------------------
paragraph 4D, written notice of such prepayment shall be given by the Company by first-class, certified mail, return receipt requested, postage prepaid to the holders of the Senior Subordinated Notes at their respective addresses as the same appear on the records of the Company, 30 days prior to the prepayment date, specifying the prepayment date, the principal amount of the Senior Subordinated Notes to be prepaid on such date and that such prepayment is to be made pursuant to paragraph 4D. Notice of prepayment having been given as foresaid, the principal amount of the Senior Subordinated Notes specified in such notice, together with interest thereon to the prepayment date, shall become due and payable on such prepayment date.

          4F. Mandatory Payments and Partial Prepayments Pro Rata. If there is
              ---------------------------------------------------
more than one holder of the Senior Subordinated Notes, the aggregate principal amount of each partial prepayment of the Senior Subordinated Notes shall be allocated among the holders of the Senior Subordinated Notes at the time outstanding in proportion to the unpaid principal amounts of the Senior Subordinated Notes respectively held by each such holder. For purposes of allocation pursuant to this paragraph 4F only, each Senior Subordinated Note (to the extent possible) shall be rounded to the nearest $1,000.

          5.   REQUIRED REDEMPTION AND OPTIONAL REDEMPTION OF THE CONVERTIBLE
               --------------------------------------------------------------
PREFERRED STOCK.
---------------

          5A. Option of Holders to Put Convertible Preferred Stock upon a Change
              ------------------------------------------------------------------
of Control. Upon the occurrence of a Change of Control, any holder of shares of
----------
Convertible Preferred Stock shall have the right upon written notice as hereinafter provided in paragraph 5B to require the Company to redeem at the Option Closing (as hereinafter defined), and the Company agrees to so purchase out of funds legally available therefor, all or any of the shares of Convertible Preferred Stock. The redemption price for such shares of Convertible Preferred Stock shall be paid by certified check at the Option Closing or by wire transfer of immediately available funds denominated in U.S. dollars to one or more accounts designated by the holders of such shares of Convertible Preferred Stock to the Company prior to the Option Closing in an amount equal to the greater of
(i) the Market Price, if any (as calculated in accordance with paragraph 5F below) at the time of the Change of Control Notice of the Common Stock into which such shares of Convertible Preferred Stock are convertible, and (ii) the Premium Amount.

          5B.  Exercise of the Change of Control Put Option. Upon the occurrence
               ---------------------------------------------
of a Change of Control Event, the notice furnished to each holder of Securities under clause (iv) of paragraph 6N (the "Change of Control Notice") shall (i)
                                        ------------------------
refer specifically to this paragraph 5B, (ii) state that the Company may be required to redeem all of the outstanding shares of Convertible Preferred Stock,
(iii) contain the Company's calculation of the redemption price for the shares of Convertible Preferred Stock to be redeemed (including a detail of the Fair Market Value of the Common Stock at the time of the Change of Control Notice),
(iv) indicate that the Company will redeem the shares of Convertible Preferred Stock as provided in clause (ii) above at the Option Closing upon written notice of the exercise of an option by a holder of shares of Convertible Preferred Stock, (v) indicate that a closing (the "Option Closing") for such purchase and
                                         --------------
sale shall take place on a date specified in the notice, which date shall be a date occurring not earlier than 30 days nor more than 60 days after the date on which the notice is delivered, (vi) indicate where the Option Closing shall take place and (vii) be delivered by certificate mail return receipt requested. A holder of shares of Convertible Preferred Stock shall furnish written notice to the Company of the exercise of an option pursuant to paragraph 5B within at least 10 days prior to the Option Closing. At the Option Closing, the Company shall pay the redemption price for the securities being redeemed determined as described above against delivery of the securities being purchased. No waiver by a holder of any shares of Convertible Preferred Stock of its right under this paragraph 5B to required the redemption of any or all of the shares of Convertible Preferred Stock held by such holder in respect of a Change of Control shall affect the rights of such holder under this paragraph 5B in respect of any subsequent Change of Control.

          5C.  Put Option of Holders of Shares of Convertible Preferred Stock
               --------------------------------------------------------------
upon the Absence of a Liquid Secondary Market. If at any time after the sixth
---------------------------------------------
anniversary of the Closing Date, there is no Liquid Secondary Market, any holder of shares of Convertible Preferred Stock shall have the right (the "Put Right") upon delivery of a Put Notice (as hereinafter defined in paragraph 5D), to require the Company to redeem at the Put Option Closing (as hereinafter defined in paragraph 5D), and the Company agrees to so purchase out of funds legally available therefor, all or any of the shares of Convertible Preferred Stock. The redemption price for the shares of Convertible Preferred Stock shall be paid in three (3) equal annual installments commencing with the Put Option Closing (each such payment, an "Installment") by certified check or by wire transfer of
                  -----------
immediately available funds denominated in U.S. dollars to one or more accounts designated by the holders of the shares of Convertible Preferred Stock to the Company prior to the Put Option Closing in an amount equal to the Fair Market Value at the time of the Put Notice relating to the Common Stock into which the shares of Convertible Preferred Stock subject to the Put Right are convertible. The redemption price for the Convertible Preferred Stock shall bear interest on the unpaid balances thereof at the rate of 12% per annum from and after the Put Option Closing until the balance thereof shall have been paid in full.

          5D.  Exercise of the Put Option. To exercise its Put Right, any holder
               --------------------------
of shares of Convertible Preferred Stock shall deliver to the Company a written notice (the "Put Notice") which shall (i) refer specifically to this paragraph
             ----------
5D, (ii) state the number of shares of Convertible Preferred Stock held by such holder that the Company is required to redeem, (iii) contain such holder's request that the Company determine the Fair Market Value at the time of the Put Notice of the Common Stock into which the shares of Convertible Preferred Stock are convertible, (iv) indicate that a closing (the "Put Option Closing") for
                                                    ------------------
such redemption shall take place on a date specified in the notice, which date shall be a date occurring not earlier than 45 days nor more than 60 days after the date on which the notice is delivered, (v) indicate where the Put Option Closing shall take place and (vi) be delivered by certified mail return receipt requested. The Company covenants that it will promptly (and in any event no later than 25 days after receipt of the Put Notice) determine, and notify in writing the holders of shares of Convertible Preferred Stock who have delivered a Put Notice of the Fair Market Value at the time of the Put Notice of the Common Stock in accordance with paragraph 5E below; provided, however, that in
                                                    --------  -------
the event that any holder of shares of Convertible Preferred Stock exercises its right to refer the question of valuation to an investment banking firm, the Put Option Closing shall take place on the later of (1) the date specified in the Put Notice and (2) 5 Business Days after the determination of the Fair Market Value has been completed in accordance with paragraph 5E below. At the Put Option Closing, the Company shall pay the first installment of the redemption price for the securities being purchased determined as described in paragraph 5E below against delivery of the securities being redeemed.

          5E. Fair Market Value. The term "Fair Market Value" means either (i)
              -----------------            -----------------
the Market Price, if any (as calculated in accordance with paragraph 5F below), of the Common Stock, or (ii) if no Market Price exits, the value (which shall not take into effect any minority discounts) of the Common Stock as determined by a nationally recognized investment banking firm designated by the Investors and reasonably acceptable to the Company; and provided, further, that if the
                                              --------  -------
parties cannot agree on such a firm each party shall choose a nationally recognized investment banking firm, which shall choose a third firm which shall be nationally recognized and that third firm shall determine the Fair Market Value, which determination shall be final and binding. The cost relating to retaining any investment banking firm(s) pursuant to this paragraph 5E shall be borne by the Company.

          5F.  Market Price. As used in this Section 5, the term "Market Price"
               ------------                                       ------------
of any security shall mean the value determined in accordance with the following provisions:

          (i) if such security is listed on a national securities exchange registered under the Exchange Act, a price equal to the average of the closing sales prices for such security on such exchange for each day during the 20 trading days preceding the day of the Change of Control Notice; and

          (ii) if not so listed under clause (i) above and such security is quoted on the NASDAQ system, a price equal to the average of the average of the closing bid and asked prices for such security quoted on such system each day during the 20 trading days preceding the day of the Change of Control Notice.

          5G.  Optional Redemption of the Convertible Preferred Stock. (a)
               ------------------------------------------------------
Subject to the rights of holders of shares of Convertible Preferred Stock to convert such shares of Convertible Preferred Stock pursuant to the provisions of the Certificate of Designation and the rights of holders of shares of Convertible Preferred Stock pursuant to paragraphs 5A or 5C hereof, the shares of Convertible Preferred Stock shall be subject to redemption at the Company's option, in whole but not in part, at any time on or after a Qualifying Public Offering of Common Stock; provided, however, that the Company shall not have the
                          --------  -------
right to redeem the Convertible Preferred Stock in any event pursuant to this section 5G as long as any Senior Subordinated Notes are outstanding.

          (b) The redemption price for the Shares of Convertible Preferred Stock shall be payable immediately upon redemption, by certified or bank cashier's check, and shall be $.001 (subject to appropriate adjustments for stock splits, combinations, recapitalizations, stock dividends and similar events) multiplied by the number of shares of Common Stock issuable upon conversion of the shares of Convertible Preferred Stock so redeemed.

          5H.  Notice of Redemption. The Company shall give each holder of
               --------------------
shares of Convertible Preferred Stock written notice of the redemption pursuant to paragraph 5G not less than 60 days prior to the redemption date, specifying such redemption date, that all of the outstanding shares of Convertible Preferred Stock are to be redeemed on such date and that such redemption is to be made pursuant to paragraph 5G. Such notice shall be accompanied by an Officer's Certificate stating that the applicable conditions set forth in paragraph 5G have been fulfilled. Notice of redemption having been given as aforesaid, the redemption amount due in respect of all of the shares of Convertible Preferred Stock and as calculated in paragraph 5G(b), shall become due and payable on such redemption date unless the holder of such shares of Convertible Preferred Stock (i) shall have converted such shares of Convertible Preferred Stock, in whole or in part, prior to such redemption date pursuant to the terms of the Certificate of Designation,
(ii) shall have put such shares of the Convertible Preferred Stock, in whole or in part, pursuant to paragraph 5A or 5C or (iii) unless the filing by the Company of a registration statement under the Securities Act relating to the Common Stock obtainable upon conversion of the shares of Convertible Preferred Stock shall have been requested by a holder thereof (either before or after receipt of such notice) pursuant to the Registration Rights Agreement, in which case the redemption shall be effected 30 days after the declaration of effectiveness of such registration statement by the Commission. Should the shares of Convertible Preferred Stock not be redeemed on such redemption date due to the Company's failure to perform its obligations under this paragraph 5H, such redemption may be effected only after compliance with the provisions of this Section 5 from and after such redemption date.

          6.   AFFIRMATIVE COVENANTS. All covenants contained herein shall be
               ---------------------
given independent effect so that if a particular action or condition is not permitted by any such covenant, the fact that such action or condition would be permitted by an exception to, or otherwise be within the limitations of, another covenant shall not avoid the occurrence of a Default if such action is taken or condition exists. The provisions of this Section 6 are for the benefit of the Investors so long as they hold any of the Securities and, to the extent set forth herein, for the benefit of each other holder of the Securities; provided,
                                                                      --------
however, that upon the later to occur of (x) the consummation of a Qualifying
-------
Public Offering and (y) repayment in full of any and all amounts (including, without limitation, principal and interest) due under the Senior Subordinated Notes outstanding, the Company and its Subsidiaries shall no longer be bound by the covenants set forth in paragraphs 6A (other than 6A (ii) and (iii), (v) and (vi) and (vi)), 6B, 6D, 6E, 6H, 6N, and 6R.


          6A.  Financial Statements. The Company will deliver to each holder of
               --------------------
Securities (excluding any holder that is a direct competitor of the Company and its Subsidiaries in the region in which the Company then conducts its business):

          (i) as soon as practicable and in any event within 30 days after the end of each month in each fiscal year commencing with January, 1997, unaudited management reports of the Company and its Subsidiaries setting forth the financial, operational and other performance data of the Company and its Subsidiaries in reasonable detail and reasonably satisfactory to the Investors, which shall include at least a consolidated statement of operations, a consolidated statement of cash flows and a consolidated balance sheet for or as at end of such month, in each case setting forth, in comparative form, comparable information from the same month in the preceding fiscal year and management's budget, all as such reports are then prepared by management of the Company in the conduct of its business;

          (ii) as soon as practicable and in any event within 45 days after the end of each quarterly period in each fiscal year, consolidated and consolidating statements of income, changes in stockholders' equity and cash flow of the Company and its Subsidiaries for such quarterly period and for the period from the beginning of the current fiscal year to the end of such quarterly period and a consolidated and consolidating balance sheet of the Company and its Subsidiaries as at the end of the most recent year and at the end of such quarterly period, setting forth in each case in comparative form figures for the corresponding period in the preceding fiscal year, all in reasonable detail and reasonably satisfactory in scope to the holders of Securities and prepared in accordance with GAAP (except for footnote disclosure) on a basis consistent with past practice and certified by the chief financial officer or chief executive officer of the Company as fairly presenting the financial condition of the Company and its Subsidiaries, subject to the changes resulting from audit and year-end adjustments;

          (iii) as soon as practicable and in any event within 120 days after the end of each fiscal year, consolidated and consolidating statements of income, changes in stockholders' equity and cash flow of the Company and its Subsidiaries for such year, and a consolidated and consolidating balance sheet of the Company and its Subsidiaries as at the end of such year, setting forth in each case in comparative form corresponding figures from the preceding annual audit, all in reasonable detail and reasonably satisfactory in scope to the holders of Securities, and in each case audited by Arthur Anderson & Co. or such other independent public accountants of recognized national standing selected by the Company, and reasonably satisfactory to the holders of Securities, whose report in each case shall state that such consolidated financial statements present fairly the results of operations and cash flows of the Company and its Subsidiaries, in accordance with GAAP on a basis consistent with prior years and that the examination by such accountants has been made in accordance with generally accepted auditing standards then in effect in the United States;

          (iv) as soon as practicable and in any event by the end of each fiscal year beginning with fiscal year 1996, a budget for the Company and its Subsidiaries, as approved by the Board of Directors of the Company and each Subsidiary, for the following fiscal year setting forth in comparative form corresponding figures from the preceding fiscal year, in reasonable detail and certified as to its good-faith preparation by the chief financial officer or chief executive officer of the Company and each Subsidiary;

          (v) promptly upon transmission thereof, copies of all financial statements, information circulars, proxy statements and reports as the Company or any Subsidiary shall send to its stockholders that are material to the business of the Company and its Subsidiaries, taken as a whole, and copies of all registration statements and prospectuses and all reports which it or any of its officers or directors file with the Commission (or any governmental body or agency succeeding to the functions of the Commission) or with any securities exchange on which any of its securities are listed or with NASDAQ, and copies of all press releases and other statements made available generally by the Company or its Subsidiaries to the public concerning material developments in the business of the Company and its Subsidiaries;

          (vi) promptly upon receipt thereof, a copy of each other report submitted to the Company or any of its Subsidiaries by independent accountants in connection with any annual, interim or special audit made by them of the books of the Company or any of its Subsidiaries; and

          (vii) with reasonable promptness, such other financial and/or operating data as the holders of Securities may reasonably request.

Together with each delivery of the financial statements required by clauses (ii) and (iii) above, the Company, on behalf of itself and each Guarantor, will deliver to each holder of Securities an Officer's Certificate (a) demonstrating (with computations in reasonable detail) compliance by the Company and its Subsidiaries with the provisions of paragraph 7A, (b) stating that the Company and its Subsidiaries are in compliance with the provisions of paragraphs 7B, 7C, 7D and 7E, and (c) stating that there exists no Default or Event of Default or, if any Default or Event of Default exists, specifying the nature thereof, the period of existence thereof and what action the Company proposes to take with respect thereto. Together with each delivery of financial statements required by clause (iii) above, the Company will deliver to each holder of Securities a certificate of the accountants referred to in such clause (iii) stating that, in making the audit necessary to the certification of such financial statements, they have obtained no knowledge of any Default or Event of Default or, if, to their knowledge any such Default or Event of Default exists, specifying the nature and period of existence thereof; provided, however, that such accountants
                                        --------  -------
shall not be liable to anyone by reason of their failure to obtain knowledge of any such Default or Event of Default which would not be disclosed in the course of an audit conducted in accordance with generally accepted auditing standards then in effect in the United States. Each holder of Securities is hereby authorized to deliver a copy of any financial statement or certificate delivered pursuant to this paragraph 6A to any regulatory body having jurisdiction over such holder that requests or requires delivery of such information.

          6B.  Use of Proceeds. The proceeds of the sale of the Securities shall
               ---------------
be used for the cash portion of the acquisition of Looney and Klein, pursuant to the Looney Purchase Agreement and the Klein Purchase Agreement, respectively (such agreements, together with any related agreements (including but not limited to Notes, Management and Pledge Agreements, shall collectively be referred to as the "Purchase Agreements"), and for the acquisition of other
                    -------------------
court reporting companies the ownership of which is consistent with the Company's strategic development and business plans.

          6C.  Books and Records; Inspection of Property. The Company will keep,
               -----------------------------------------
and will cause each of its Subsidiaries to keep, proper books of record and account in which full, true and correct entries in conformity in all material respects with GAAP shall be made of all material dealings and transactions in relation to their business and activities. The Company will, upon reasonable advance notice, permit any Person representing any Investor and designated in writing by such holder, at such holder's expense, to visit and inspect any of the properties of the Company and its Subsidiaries during normal business hours in a manner which does not unduly interrupt the normal course of business, to examine the corporate, financial and operating records of the Company or any of its Subsidiaries and make copies thereof or extracts therefrom and to discuss the affairs, finances and accounts of any of such corporations with the directors, officers and independent accountants of the Company and its Sudsidiaries, all at such reasonable times and as often as the holders may reasonably request.

          6D.  Covenant to Secure Senior Subordinated Notes Equally. If the
               ----------------------------------------------------
Company or any of its Subsidiaries shall create or assume any Lien upon any of its property or assets, whether now owned or hereafter acquired, other than Liens permitted by the provisions of paragraph 7C hereof, it will make or cause to be made effective provisions whereby the Senior Subordinated Notes will be secured by such Lien senior to any and all other Indebtedness (other than Senior
Debt) thereby secured as long as any such other Indebtedness shall be so secured.

          6E.  Additional Covenant Pending the Closing. Pending the Closing,
               ---------------------------------------
neither the Company nor any Guarantor will, without the prior written consent of the Investors, take any action which would result (i) in any of the representations or warranties contained in this Agreement not being true and correct in all material respects (without giving effect to any qualification as to materiality contained therein) at and as of the time immediately after such action or (ii) in any of the covenants contained in this Agreement becoming incapable of performance.

Pending the Closing, the Company and each Guarantor will promptly advise the Investors of any action or event of which either becomes aware which has the effect of making incorrect, in any material respect, any of such representations or warranties or which has the effect of rendering any of such covenants incapable of performance. The Company and each Guarantor will duly perform, in all material respects, all of its respective obligations required to be performed under each of the Related Documents to which it is a party.

          6F.  Stock to be Reserved. The Company covenants that all shares of
               --------------------
Common Stock that may be issued upon conversion of the Convertible Preferred Stock will, upon issuance, be validly issued, fully paid and nonassessable and free from all taxes, liens and charges with respect to the issuance thereof. The Company further covenants that during the period within which the Convertible Preferred Stock may be converted, the Company will at all times have authorized and reserved a sufficient number of shares of Common Stock to permit the conversion of all of the outstanding shares of Convertible Preferred Stock.

          6G.  Compliance With Laws, etc. The Company will, and will cause each
               -------------------------
of its Subsidiaries to, comply with the requirements of all applicable laws, rules, regulations and orders of any Governmental Authority, and obtain and maintain in good standing all licenses, permits and approvals from any and all governments, governmental commissions, boards or agencies of jurisdictions in which they carry on business required in respect of the operations of the Company and its Subsidiaries, except for those with which the failure to comply or maintain would not have a Material Adverse Effect.

          6H.  ERISA. Promptly (and in any event within 30 days) after the
               -----
Company or any of its Subsidiaries knows that a Reportable Event with respect to any Pension Plan has occurred, that any Pension Plan is or may be terminated, reorganized, partitioned or declared insolvent under Title IV of ERISA or that the Company or any of its Subsidiaries will or may incur any liability under
Section 4062, 4063, 4064, 4201 or 4204 of ERISA or promptly upon becoming aware of the occurrence of any (i) event requiring the Company or any of its Subsidiaries to provide security to a Pension Plan under Section 401 (a) (29) of the Code, (ii) "prohibited transaction", as such term is defined in Section 4975 of the Code or in Section 406 of ERISA, in connection with any employee benefit plan maintained or contributed to by the Company or any of its Subsidiaries or any trust created thereunder for which a statutory or administrative exemption is not available, (iii) notice of intent to terminate a Pension Plan or Pension Plans having been filed under Title IV of ERISA by the Company, any Subsidiary or any ERISA Affiliate, any Pension Plan administrator or any combination of the foregoing, (iv) institution of proceedings by the PBGC to terminate or to cause a trustee to be appointed to administer any Pension Plan, (v) partial or complete withdrawal by the Company, any Subsidiary or any ERISA Affiliate from any Multiemployer Pension Plan, (vi) institution of proceedings by a fiduciary of any Multiemployer Pension Plan against the Company or any of its Subsidiaries to enforce Section 515 of ERISA and such proceeding shall not have been dismissed within 30 days thereafter, (vii) failure of the Company, any Subsidiary or any ERISA Affiliate to make a required installment under Section 412(m) of the Code or any other payment required under Section 412 of the Code or to pay any amount which it shall have become liable to pay to the PBGC or to a Pension Plan under Title IV of ERISA on or before the due date,
(viii) application by the Company, any Subsidiary or any ERISA Affiliate for a waiver of the minimum funding standard under Section 412 of the Code or Section 302 of ERISA, or (ix) "reorganization" (as defined in Section 418 of the Code or Title IV of ERISA) of any Multiemployer Pension Plan, the Company will deliver to each holder of Securities, a certificate of the chief financial officer of the Company, setting forth information as to such occurrence and what action, if any, the Company is required or proposes to take with respect thereto. The Company shall also deliver to each holder of Securities any notices concerning such occurrences which are (a) required to be filed by the Company or the plan administrator of any such Pension Plan controlled by the Company or any of its Subsidiaries with the PBGC, or (b) received by the Company or any of its Subsidiaries from any plan administrator of a Multiemployer Pension Plan not under their control. The Company shall furnish to each holder of Securities a copy of each annual report (Form 5500 Series, excluding Schedule SSA) of any Pension Plan received or prepared by it or any of its Subsidiaries. Each annual report and any notice required to be delivered hereunder shall be delivered no later than 30 days after the later of the date such report or notice is filed with the Internal Revenue Service or the PBGC or the date such report or notice is received by the Company or any of its Subsidiaries, as the case may be.

          6I.  Corporate Existence; Maintenance of Properties.  The Company
               -----------------------------------------------
(i) will do or cause to be done all things reasonably necessary to preserve and keep in full force and effect its corporate existence, rights and franchises and the corporate existence, rights and franchises of its Subsidiaries (except as specifically permitted by paragraphs 7H and 7I hereof), (ii) will cause its material properties and the material properties of its Subsidiaries to be maintained and kept in good condition, repair and working order (ordinary wear and tear excepted) and will cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereto, and (iii) will, and will cause each of its Subsidiaries to, qualify and remain qualified to conduct business in each jurisdiction where the nature of the business of or ownership of property by the Company or such Subsidiary may require such qualification.

          6J.  Insurance.  The Company will maintain, and will cause each of its
               ---------
Subsidiaries to maintain, with financially sound and reputable insurance companies, funds or underwriters, insurance for itself and its Subsidiaries of the kinds, covering the risks and in the relative proportionate amounts usually carried by companies conducting business activities similar to those of the Company and its Subsidiaries. From and after a Public Offering, the Company will use its best efforts to obtain and maintain directors and officers liability insurance similar to the insurance usually carried by companies conducting business activities similar to those of the Company and its Subsidiaries.

          6K.  Further Assurances.  The Company and each Guarantor shall
               ------------------
cooperate with any of the Investors and execute such further instruments and documents as the Investors shall reasonably request to carry out to the satisfaction of such Investors the transactions contemplated by this Agreement.

          6L.  Filing of Reports Under the Exchange Act.  The Company shall, and
               ----------------------------------------
shall cause each of its Subsidiaries to, give prompt notice to each Investor of the filing of any registration statement (an "Exchange Act Registration
                                              -------------------------
Statement") pursuant to the Exchange Act relating to any class of securities of
---------
the Company or any of its Subsidiaries and the effectiveness of such Exchange Act Registration Statement and, with respect to equity securities, the number of shares of such class of equity security outstanding as reported in such Exchange Act Registration Statement. If and for so long as the Company or any of its Subsidiaries has a class of equity securities required to be registered under the Exchange Act, the Company and such Subsidiaries shall (i) comply in all material respects with the reporting requirements of the Exchange Act, and (ii) comply in all material respects with all other public information reporting requirements of the Commission that are a condition to the availability of an exemption from the Securities Act (under Rule 144 thereof, as amended from time to time, or successor rule thereto or otherwise) for the sale of shares of Common Stock by any Investor. The Company shall, and shall cause each of its Subsidiaries to, cooperate with each Investor in supplying such information as may be reasonably necessary for such Investor to complete and file any information reporting forms presently or hereafter required by the Commission as a condition to there availability of an exemption from the Securities Act (under Rule 144 thereunder or otherwise) for the sale of shares of Common Stock by any Investor.

          6M.  Securities Act Registration Statements.  The Company covenants
               --------------------------------------
that it shall not, and shall cause each of its Subsidiaries not to, file any registration statement under the Securities Act covering any securities unless it shall first have given to each Investor 20 days written notice thereof. The Company further covenants that each Investor shall have the right, at any time when it may reasonably be deemed by such Investor or the Company or any of its Subsidiaries to be a controlling person of the Company or any of its Subsidiaries, to participate in the preparation of such registration statement (regardless of whether or not an Investor will be a selling security holder in connection with such registration statement) and to request the insertion therein of material furnished to the Company or any of its Subsidiaries in writing which in such Investor's reasonable judgment should be included. In connection with any registration statement referred to in this paragraph 6M, the Company will indemnify each Investor, its partners, officers and directors and each person, if any, who controls such Investor within the meaning of Section 15 of the Securities Act (collectively, the "Investor
                                                                --------
Parties"), against all losses, claims, damages, liabilities and expenses caused
-------
by any untrue statement or alleged untrue statement of a material fact contained in any registration statement or prospectus or any preliminary prospectus or any amendment thereof or supplement thereto or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages, liabilities or expenses are caused by any untrue statement or alleged untrue statement or omission or alleged omission contained in written information furnished to the Company or any of its Subsidiaries by such Investor Parties expressly for use in such registration statement. If, in connection with any such registration statement, such Investor Parties shall furnish written information to the Company or any of its Subsidiaries expressly for use in the registration statement, such Investor will indemnify the Company, its directors, each of its officers who signs such registration statement and each person, if any, who controls the Company within the meaning of the Securities Act against all losses, claims, damages, liabilities and expenses caused by any untrue statement or alleged omission of a material fact required to be stated in the registration statement or prospectus or any preliminary prospectus or any amendment thereof or supplement thereto or necessary to make the statements therein not misleading, but only to the extent that such untrue statement or alleged untrue statement or such omission or alleged omission is contained in information so furnished in writing by such Investor for use therein. The provisions of this paragraph 6M are in addition to, and not in limitation of, the provision of the registration Rights Agreement.

          6N.  Notices of Certain Events.  The Company shall promptly give
               -------------------------
notice to each holder of Securities (i) of the occurrence of any Default or Event of Default, (ii) of any default or event of default under any contractual obligation of the Company or any of its Subsidiaries if such default or event of default, individually or in the aggregate, relates to a contractual obligation equal to or in excess of $100,000, (iii) of any pending or threatened litigation, investigation or proceeding to which the Company or any of its Subsidiaries is or is threatened to be a party which, if such pending or threatened litigation, investigation or proceeding were adversely determined, would create a liability of the Company or its Subsidiaries equal to or in excess of $100,000 that is not fully covered by insurance held by the Company or its Subsidiaries, or (iv) of a Change of Control Event. Any notice delivered pursuant to this paragraph 6N shall accompanied by an Officer's Certificate specifying the details of the occurrence referred to therein and stating what action the Company proposes to take with respect thereto. In addition to the foregoing, in the case contemplated by clause (iv) of the first sentence of this paragraph 6N, the Company will also comply with the provisions of paragraphs 4C hereof.

          6O.  Board Nominees.  As long as (x) any Senior Subordinated Notes are
               --------------
outstanding or (y) the Investors hold at least 10% of the Convertible Preferred Stock or Common Stock obtained through conversion of the Convertible Preferred Stock held by them on the date hereof, the Company will use its best efforts to
(i) have that number of nominees designated by the Investors elected to the Board of Directors of the Company that would constitute a majority of the Board of Directors of the Company, (ii) cause the number and composition of directors of the Board of Directors of any Subsidiary to be identical to the number of directors of the Board of Directors of the Company; provided, however, that if
                                                    --------  -------
the number of directors or the composition of the Board of Directors of any Subsidiary differs from the number of directors or the composition of the Board of Directors of the Company, then and in addition to the requirement of clause
(i) above, the Company will, and will cause such Subsidiary to, use its best efforts to, have that number of nominees designated by the Investors elected to the Board of Directors of such Subsidiary as the Investors request. Any director designated by the Investors shall receive (A) all materials distributed to the Board of Directors of the Company or any Subsidiary, as the case may be, whether provided to directors in advance of, during or after, any meeting of the applicable Board of Directors, regardless of whether such director shall be in attendance at any such meeting, (B) the same compensation other outside members of the Board of Directors of the Company or any Subsidiary, as the case may be, shall receive in his or her capacity as a director and (C) reimbursement of the reasonable out-of-pocket expenses of such director incurred in attending the meetings of the Board of Directors of the Company or any Subsidiary, as the case may be.

          6P.  Listing of Common Stock.  The Company covenants and agrees for
               -----------------------
the benefit of the Investors and each holder of any Common Stock issued upon conversion of the Convertible Preferred Stock, that at the time of and in connection with the listing of Common Stock or any other equity securities of the Company on any national securities exchange, it will, at its expense, use its best efforts to cause the shares of Common Stock issuable from time to time upon conversion of the Convertible Preferred Stock to be approved for listing, subject to notice of issuance, and will provide prompt notice to each such exchange of the issuance thereof from time to time.

          6Q.  Environmental Laws.  (i)  The Company will comply with, and will
               ------------------
cause each of its Subsidiaries to comply with, and use its best efforts to ensure compliance by all tenants and subtenants and with respect to all of its assets with, all licenses, permits and other authorizations required under all applicable laws, regulations, orders, notices and other requirements of Governmental Authorities relating to public health and safety, pollution or to the protection of the environment (the "Environmental Laws") and obtain and
                                        ------------------
comply with and maintain, and use its best efforts to ensure that all tenants and subtenants obtain and comply with and maintain, any and all licenses, approvals, registrations or permits required by Environmental Laws, except to the extent that failure to so comply or to obtain and comply with and maintain such licenses, approvals, registrations and permits does not have, and could not reasonably be expected to result in, a Material Adverse Effect.

          (ii) The Company will, and will cause each of its Subsidiaries to, conduct and complete all investigations, studies, sampling and testing, and all remedial, removal and other actions, required under Environmental Laws and promptly comply with all lawful orders and directives of all Governmental Authorities with respect to Environmental Laws, except to the extent that the same are being contested in good faith by appropriate proceedings or the pendency of such proceedings would not have a Material Adverse Effect.

          (iii) The Company will, and will cause each of its Subsidiaries to, notify the holders of the Securities of any of the following that is reasonably likely to have a Material Adverse Effect.

          (a) any claim with respect to any Environmental Law that the Company or any of its Subsidiaries receives, including one to take or pay for any remedial, removal, response or cleanup or other action with respect to any hazardous substance, hazardous waste, contaminant, pollutant or toxic substance (as such terms are defined in any applicable Environmental Law) (collectively, "Hazardous Substances") contained on or generated from any
                     --------------------
     property owned or leased by the Company or any of its Subsidiaries;


          (b) any notice of any alleged violation of or knowledge by the Company or any of its Subsidiaries of a condition that might reasonably result in a violation of any Environmental Law; and

          (c) any commencement of or receipt of written intent to commence any judicial or administrative proceeding or investigation alleging a violation or potential violation of any requirement of any Environmental Law by the Company or any of its Subsidiaries.

          (iv) Without limiting the generality of paragraph 13B, the Company will, and will cause each of its Subsidiaries to, indemnify the Investors and each holder from time to time of the Securities and each of their respective directors, officers, employees, agents, partners and Affiliates (each such person being called an "Indemnitee" and collectively the "Indemnitees") against,
                        ----------                        -----------
and hold each Indemnitee harmless from, any claims, demands, penalties, fines, liabilities, settlements, damages, costs and expenses (including reasonable counsel fees, charges and disbursements) of whatever kind or nature arising out of, or in any way relating to, the violation of, noncompliance with or liability under any Environmental Laws applicable to the operations of the Company, any orders, requirements or demands of Governmental Authorities related thereto including, without limitation, attorneys' and consultants' fees, investigation and laboratory fees, Response Costs (as such term is defined in CERCLA), court costs and litigation expenses, except to the extent that any of the foregoing are found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of the Indemnitee seeking indemnification therefor. The obligation of the Company under this paragraph 6Q shall survive the payment of the Senior Subordinated Notes and the conversion of the Convertible Preferred Stock.

          (v) Neither the Company's nor any of its Subsidiaries' plants and facilities will use, manage, treat, store or dispose of any Hazardous Substances in violation of any Environmental Laws.

          6R.   Guarantee By Subsidiary.  Promptly upon any Person becoming a
                -----------------------
Subsidiary of the Company, the Company covenants that it will cause such Subsidiary to execute and deliver to the Investors such appropriate documents, including this Agreement and the Subsidiary Guarantee, to become a guarantor under this Agreement and the Subsidiary Guarantee.

          6S.   Issuance of Convertible Preferred Stock with Interest Notes.
                -----------------------------------------------------------
The Company agrees to issue, together with any Interest Notes, that number of shares of Convertible Preferred Stock equal to 100 shares per $1,000 principal amount of Interest Notes (as adjusted for stock splits, recombinations, dividends and other similar events). All such shares shall be registered in the name of the recipient of the Interest Notes or its designee and shall be, upon issuance, duly and validly issued, fully paid, nonassessable and free from all taxes, liens and charges with respect to the issuance thereof.

          6T.   Management Composition and Compensation.  As soon as possible
                ---------------------------------------
and in any event within 120 days after the Closing Date, the Company shall fill key management positions. The composition and compensation of the management of the Company will be mutually agreed upon between the Company and the

Investors, to be determined based upon what is customary for the Company's industry and size.

          6U.  Conduct of Business.  To the Company agrees (i) to cause all
               -------------------
court reporters that are hired (directly or indirectly through court reporting services, including independent contractors) by the Company to be duly certified to perform the jobs that they are hired to perform, (ii) to cause all documents that the Company is required to maintain, store or handle in connection with conducting its business to be maintained, stored or handled in the manner agreed to between the Company and its respective clients or in conformity with standards regarding such matters that prevail in the Company's industry, and (iii) to perform all aspects and operations of its business at or above the prevailing standards for the Company's industry.

          7.   NEGATIVE COVENANTS.  All covenants contained herein shall be
               ------------------
given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that such action or condition would be permitted by an exception to, or otherwise be within the limitations of, another covenant shall not avoid the occurrence of a Default if such action is taken or condition exists. The provisions of this Section 7 are for the benefit of the Investors so long as they hold any of the Securities and for the benefit of each other holder of Securities; provided, however, that upon repayment in
                                    --------  -------
full of any and all amounts (including, without limitation, principal and interest) due under the Senior Subordinated Notes, the Company or any of its Subsidiaries, as the case may be, shall no longer be bound by the covenants contained in paragraphs 7A through 7F, 7H through 7M and 7P.

          7A.  Financial Covenants.
               -------------------

     The Company and its Subsidiaries, on a consolidated basis, shall maintain the following covenants:

          (i)  Funded Debt Ratio.  As of the date hereof, the Company and its
               -----------------
Subsidiaries, on a consolidated basis, shall have and thereafter maintain, for each quarter annual period ending March 31, 1997, June 30, 1997, September 30, 1997, and December 31, 1997, a Funded Debt Ratio not exceeding 5.50:1.00. As of January 1, 1998, and for each quarter-annual period ending March 31, 1998 and June 30, 1998, the Company and its Subsidiaries, on a consolidated basis, shall have and maintain a Funded Debt Ratio not exceeding 5.00:1.00.

          (ii) Fixed Charge Coverage Ratio.  As of the date hereof, and for each
               ---------------------------
quarter-annual period ending March 31, 1997, June 30, 1997, September 30, 1997 and December 31, 1997, the Company and its Subsidiaries, on a consolidated basis, will have a Fixed Charge Coverage Ratio of at least 1.00:1.00. For the first two quarter-annual periods ending March 31, 1997, and June 30, 1997, the Company and its Subsidiaries, on a consolidated basis, will not permit the Fixed Charge Coverage Ratio to be less than 1.10:1.00. For the quarter-annual periods ending March 31, 1998, and June 30, 1998, the Company and its Subsidiaries, on a consolidated basis, will not permit the Fixed Charge Coverage consolidated basis, will not permit the Fixed Charge Coverage Ratio to be less than 1.15:1.00.

          (ii)  Certificate of Compliance.  As of the date hereof, the Company
                -------------------------
and its Subsidiaries, on a consolidated basis, and within forty-five (45) days after the end of each month during the period ending March 31, 1997 and thereafter within thirty (30) days after the end of each month, the Company will provide to the Investors a Certificate of Compliance in the same form as provided to the Bank, signed by a financial officer of the Company (i) calculating or stating the financial covenants set out in this Section 7A, (ii) certifying that no Events of Default have occurred, and (iii) that the Company is, and its Subsidiaries are, in compliance with the covenants set out in this Section.

          7B.  Restrictions on Indebtedness and Repayment of Indebtedness. The
               ----------------------------------------------------------
Company covenants that it will not incur, create, assume or suffer to exist any Indebtedness or permit any of its Subsidiaries to do any of the foregoing, other than the following:

               (i)    Senior Debt in an amount not to exceed $10,000,000;

               (ii) Indebtedness represented by the Senior Subordinated Notes and this Agreement;


               (iii) Indebtedness of the Company which by its terms is subordinated (to the same extent as the Senior Subordinated Notes are subordinated to any Senior Debt) to the Senior Subordinated Notes, provided that no such Indebtedness is guaranteed or incurred by any Subsidiary of the Company; and

               (iv) Indebtedness secured by Liens permitted pursuant to paragraph 7C.

          In addition, the Company covenants that it will not, and will not permit any Subsidiary to, prepay any Indebtedness junior to the Senior Subordinated Notes.

          7C.  Restrictions on Liens.  The Company covenants that it will not
               ---------------------
and will not permit any Subsidiary to create, assume or suffer to exist any Lien upon any of its property or assets, whether now owned or hereafter acquired, except:


               (i) Liens for taxes not yet due which are being contested in good faith by appropriate proceedings and for which adequate reserves have been established in accordance with GAAP;

               (ii) statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, materialmen and other similar Persons and other Liens imposed by law incurred in the ordinary course of business for sums not yet delinquent or being contested in good faith, if such reserve or other appropriate provision, if any, as shall be required by GAAP shall have been made therefor;

               (iii)   Liens made to secure Senior Debt;

               (iv) Liens incurred through Purchase Money Security Interests in amounts which do not exceed the fair market value of the asset securing such Liens; and

               (v) Liens or deposits made to secure payment of workers' compensation, or in connection with the participation in any fund in connection with workers' compensation, unemployment insurance, pensions or other social security programs.

          7D.  Restricted Payments. The Company covenants that it will not make,
               -------------------
and will not permit any Subsidiary to make, any Restricted Payments.

          7E.  Loans, Advances and Investments. The Company covenants that it
               -------------------------------
will not, and will not permit any of its Subsidiaries to, make or permit to remain outstanding any loan or advance to, or guarantee, endorse or otherwise be or become contingently liable, directly or indirectly, in connection with the obligations, stock or dividends of, or own, purchase or acquire any stock, obligations or securities of, or make any Investment in, any Person except that the Company or any of its Subsidiaries may:

               (i)     own, purchase or acquire Permitted Investments;

               (ii) endorse negotiable instruments for collection in the ordinary course of business, make or permit to remain outstanding travel, moving and other like advances to officers, employees and consultants in the ordinary course of business or make or permit to remain outstanding lease, utility and other similar deposits in the ordinary course of business;

               (iii) make an Investment in a Person not otherwise permitted pursuant to this paragraph 7E, provided the amount of such Investment (including the amount of any guarantee, endorsement or other liability with respect thereto) shall not exceed $25,000 individually or $50,000 in the aggregate;

               (iv) make an Investment in a Person that becomes a Subsidiary as a result of such Investment or in assets of a Person that become assets of the Company or any Subsidiary; provided that such
          Investment: (a) relate to the acquisition of court reporting companies; (b) the Company shall deliver to the Investors pro forma financial statements reflecting the proposed acquisition and related calculations demonstrating compliance with all covenants contained herein, relating to financial and accounting matters, together with a description in reasonable detail of the nature and reasons for the proposed transaction; (c) immediately after giving effect to such transaction, no Default or Event of Default shall exist and be continuing; (d) does not exceed $6,000,000 in purchase price for the Company and its Subsidiaries in any one fiscal year; and (c) such Person executes a quarantee in Substantially the form of Exhibit B hereto; and

               (v) make or permit to remain outstanding loans or advances to any wholly owned Subsidiary (now existing or hereafter created) or, as to a Subsidiary, any such loan or advance to the Company.

          7F.  Leases. The Company covenants that it will not enter into, or
               ------
permit any of its Subsidiaries to enter into, any leases of real or personal property (except in the normal course of business at reasonable rents comparable to those paid for similar leasehold interests in the area, or at comparable amounts payable by companies in the same business as the Company or such Subsidiary which are similarly situated) as lessee or sublessee, with initial terms (excluding options to renew or extend any term, whether or not exercised) of more than 12 years.

          7G.  Transactions with Affiliates. The Company covenants that it will
               ----------------------------
not, and will not permit any of its Subsidiaries to, directly or indirectly, enter into or permit to exist any transactions (including, without limitation, the purchase, sale, lease or exchange of any property or the rendering of any service), with any holder of 5% or more of any class of equity securities of the Company or of any such holder on terms that are less favorable to such Subsidiary or the Company than those that would be obtainable at the time in an arms-length transaction from any Person who is not such a holder or Affiliate.

          7H.  Merger. The Company covenants that it will not, and will not
               ------
permit any of its Subsidiaries to, enter into any transaction of merger or consolidation (which does not constitute a Change of Control) or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution) (other than any sales or transfers by a Subsidiary to the Company or to another Subsidiary or by the Company to a Subsidiary), except that the Company or a wholly owned Subsidiary may (i) enter into or permit a transaction of purchase, merger or consolidation if the merger or consolidation is between two or more wholly owned Subsidiaries of the Company or between the Company and one or more wholly owned Subsidiaries of the Company and (ii) enter into a merger in connection with an investment permitted by paragraph 7E.

          7I.  Disposition of Substantial Assets. The Company covenants that it
               ---------------------------------
will not, and will not permit any of its Subsidiaries to, sell, dispose of or otherwise convey (by merger, consolidation, sale of stock or otherwise) (collectively, a "Transfer"), in any single or related series of sales,
                  --------
dispositions or conveyances, any assets of the Company or any Subsidiary except:
(i) if such Transfer is made in the ordinary course of business consistent with past practice; (ii) if the net proceeds of such Transfer is applied to the prepayment of the Senior Subordinated Notes pursuant to paragraph 4D; (iii) if the net proceeds of such Transfer are reinvested in the business of the Company or are otherwise invested pursuant to paragraph 7E(iv); or (iv) if in the aggregate all of the Transfers made since the Closing Date and not otherwise permitted by clause (i), (ii) or (iii) above amounts to less than $200,000. Notwithstanding this paragraph 7I, no assets of the Company or its Subsidiaries shall be sold, disposed of or otherwise conveyed (i) at less than fair market value (determined in good faith by the Board of Directors of the Company) nor
(ii) if any Default or Event of Default shall have occurred and then be continuing or shall result from such sale or disposition.

          7J.  Sale of Stock and Debt of Subsidiaries. Except with respect to
               --------------------------------------
the Senior Debt, the Company covenants that it will not, and will not permit any of its Subsidiaries to sell or otherwise dispose of, or part with control of, any shares of stock or Indebtedness of any Subsidiary, except to the Company or another wholly owned Subsidiary.

          7K.  Certain Contracts. Except as otherwise specifically permitted by
               -----------------
any other provision of this Section 7, the Company covenants that it will not, and will not permit any of its Subsidiaries to, enter into or be a party to (i) any contract for the purchase of materials, supplies or other property or services if such contract (or any related document) requires that payment for such materials, supplies or other property or services shall be made regardless of whether or not delivery of such materials, supplies or other property or services is ever made or tendered, (ii) any contract to rent or lease (as lessee) any real or personal property if such contract (or any related document) requires that the lessee purchase or otherwise acquire securities or obligations of the lessor (unrelated to the lease in question), (iii) any contract for the sale or use of materials, supplies or other property, or the rendering of services, if such contract (or any related document) provides that payment for such materials, supplies or other property, or the use thereof, or payment for such services, shall be subordinated to any indebtedness (of the purchaser or user of such materials, supplies or other property or the Person entitled to the benefit of such services) owed or to be owed to any Person, (iv) any other contract which is, or, in economic effect, is substantially equivalent to, a guarantee or (v) any contract providing for the making of loans, advances or capital contributions to any Person other than a Subsidiary, or for the purchase of any property from any Person, in each case primarily in order to enable such Person to maintain working capital, net worth or any other balance sheet condition or to pay debts, dividends or expenses.

          7L.  Conduct of Business. The Company covenants that it will not, and
               -------------------
will not permit any of its Subsidiaries to, engage in any business other than the business engaged in by the Company and its Subsidiaries on the date hereof (or as previously engaged in by Looney and Klein).

          7M.  No Amendments.  The Company covenants that it will not, and will
               -------------
not permit any of its Subsidiaries to, amend (i) the Company's or any of its Subsidiaries' Articles of Incorporation or By-laws in a manner which impairs the rights, privileges or preferences of the Securities, (ii) the Related Documents in any manner that impairs any right or privilege of the holders of the Senior Subordinated Notes (including, without limitation, enlarging the rights or privileges of any other Persons at the expense of the holders of the Senior Subordinated Notes), (iii) the Bank Debt Agreement (or any other Senior Debt Agreement) in any manner that impairs any right of the Senior Subordinated Notes, including without limitation, the right to payments of principal and interest when due in accordance with paragraph 4B.

          7N.  Registration Rights. The Company covenants that it will not
               -------------------
hereafter enter into any agreement with respect to its securities any provision of which is inconsistent with or as favorable as the rights granted to the Investors in the Registration Rights Agreement.

          7O.  Offering of Securities. The Company will not take any action
               ----------------------
which would subject the issuance or sale of any of the Securities to the provisions of Section 5 of the Securities Act or violate the provisions of any securities or Blue Sky Law of any applicable jurisdiction.

          7P.  Issuance of Securities. (a) The Company covenants that it will
               ----------------------
not issue, sell or otherwise dispose of or part with any shares of capital stock, Indebtedness or other securities of the Company which by its terms is senior to the Senior Subordinated Notes, other than, subject to paragraph 7B(i), Senior Debt.

          (b) The Company covenants that it will not permit any of its Subsidiaries to issue, sell or otherwise dispose of or part with any shares of capital stock, Indebtedness or other securities of the Company which by its terms is senior to the Senior Subordinated Notes, or which results, directly or indirectly, in such capital stock, Indebtedness or other securities being senior to the Senior Subordinated Notes, other than Senior Debt.

          (c) The Company covenants that it will not, and will not permit any of its Subsidiaries to, issue, sell or otherwise dispose of or part with any shares of capital stock, Indebtedness or other Securities of the Company or any of its Subsidiaries which by its terms is pari-passu to the Senior Subordinated Notes.

          8.   SUBORDINATION.
               -------------

          8A.  Subordinated Debt Subordinate to Senior Debt. The Senior
               --------------------------------------------
Subordinated Notes and any and all Subsidiary Guarantees shall be junior and subordinate to all Senior Debt to the extent and in the manner provided in this
Section 8 and each holder of a Senior Subordinated Note and a Subsidiary Guarantee, by its acceptance thereof, agrees to be bound by the provisions of this Section 8. The Company, the Subsidiaries and each holder of Subordinated Debt agree that the payment of the principal of, and interest on, and all other amounts owing in respect of the Subordinated Debt is and shall be expressly subordinated, to the extent and in the manner hereinafter set forth, to the prior payment in full of all Senior Debt. The Senior Subordinated Notes shall not be junior or subordinate to any Indebtedness of the Company other than the Senior Debt. For purposes hereof, all Indebtedness evidenced by the Senior Subordinated Notes, including any refinancing, extension or modification thereof, and the Company's obligation to pay the redemption price in respect of an exercise of the Put Right, the Subsidiary Guarantees, and any and all other obligations of the Company and/or any of the Subsidiaries owing to any of the holders of Subordinated Debt howsoever created or arising shall constitute "Subordinated Debt".
 -----------------

          The Senior Creditor is the holder of the Senior Debt, a third party beneficiary of Section 8 of this Agreement, and is entitled to rely on the terms and provisions hereof, limited however, to the provisions of this Section 8, and to enforce the terms and provisions of this Section 8 in respect of the Senior Debt and the Subordinated Debt against the Company, the Subsidiaries and the holders of any of the Subordinated Debt.

          8B.  Suspension of Right to Receive Payments of Subordinated Debt.
               ------------------------------------------------------------

          8B(1).    Failure to Pay Principal of or Interest on Senior Debt. (a)
                    ------------------------------------------------------
Upon (i) the maturity of Senior Debt by lapse of time, acceleration or otherwise, (ii) any failure by the Company to make any payment of principal or interest when due with respect to Senior Debt or (iii) any default in the payment by the Company of any interest or other amounts due with respect to Subordinated Debt, all principal of the Senior Debt and all interest thereon and other amounts due in connection therewith, shall first be paid in full, or such payment duly provided for in cash or in a manner satisfactory to the holders of such Senior Debt, before any payment or distribution of any kind or character, whether in cash, property or securities, shall be paid or delivered with respect to Subordinated Debt. Any payment or distribution of any kind or character, whether in cash, property or securities, which may be payable or deliverable with respect to the Subordinated Debt shall be paid or delivered directly to the holders of Senior Debt, ratably, for application in payment thereof, unless and until all Senior Debt shall have been paid in full and in cash.

          (b) Upon the occurrence of any event of default under any Senior Debt (excluding any event of default arising as a result of a breach of any covenant contained in Section 7.1 of the Bank Debt Agreement except for Section 7.1.G. thereof) which would, with the giving of notice or the passage of time, or both, permit the holders of such Senior Debt to accelerate the maturity thereof upon written notice thereof given to the Company and to the Investment Advisor for the Investors by the holder of such Senior Debt or their representatives (a "Default Notice"), then, unless and until such event of default with respect to
 --------------
Senior Debt shall have been cured or waived in writing by the holders of such Senior Debt, no payment shall be made by the Company or any Subsidiary with respect to the principal of or interest or other amounts due with respect to Subordinated Debt; provided, however, this paragraph shall not prevent the
                   --------  -------
making of any payment for longer than 180 days after the giving of a Default Notice unless a default shall be declared by the holder of the Senior Debt, in which event no payment of Subordinated Debt shall be made by the Company or any Subsidiary with respect to the principal of or interest or other amounts due, in which event the provisions of Section 8B(1) (a) shall control. Amounts of the Subordinated Debt which become due during any period during which Senior Debt in respect of which a Default Notice has been given will be deferred and payable only after all Senior Debt shall have been paid in full.

          (c) Upon the occurrence of (i) any default as set out in paragraph 8B(1)(a), or (ii) the giving of any Default Notice as set out in paragraph 8B(1)(b), the Company shall not make any payments, and the holders of the Subordinated Debt shall not receive, ask, demand, sue for any payment or take any action to enforce, take or receive, directly or indirectly, in cash or other property, by sale, setoff or in any other manner whatsoever, or otherwise exercise remedies against the Company or any Subsidiary with respect to the principal of, interest on, premium on, or otherwise owing in respect of, the Subordinated Debt or this Agreement, unless and until such default with respect to Senior Debt has been cured or waived in writing by the holder of the Senior Debt or this Agreement, unless and until such default with respect to Senior Debt has been cured or waived in writing by the holder of the Senior Debt.

          8B(2).  Bankruptcy or Insolvency. In the event of (a) any insolvency,
                  ------------------------
bankruptcy, liquidation, reorganization or other similar proceedings, or any receivership proceedings in connection therewith, relative to the Company or any Subsidiary, or (b) any proceedings for voluntary liquidation, dissolution or other winding-up of the Company or any Subsidiary, whether or not involving insolvency or bankruptcy proceedings (collectively, the foregoing being "Proceedings", or individually, a "Proceeding"), then all Senior Debt, including the principal thereof, premium, if any, and interest, including post-petition interest due thereon, shall first be paid in full, or such payment shall have been duly provided for, before any further payment is made with respect to Subordinated Debt. In any Proceedings, any payment or distribution of any kind or character, whether in cash, property or securities, which may be payable or deliverable with respect to Subordinated Debt shall be paid or delivered directly to the holders of Senior Debt, ratably, for application in payment thereof, unless and until all Senior Debt shall have been paid in full. In any Proceeding, the holders of Subordinated Debt shall not have any right to setoff against the Subordinated Debt any Indebtedness owed by any of the holders of Subordinated Debt to the Company or any of the Subsidiaries (including, without limitation, any right of setoff under (S)553 of the Bankruptcy Code). Anything in this Section 8 to the contrary notwithstanding, no payment or delivery shall be made to holders of Senior Debt of securities that are issued and delivered to holders of Subordinated Debt pursuant to liquidation or dissolution of the Company or in a Proceeding, or upon any merger, consolidation, sale, lease, transfer or other disposal not prohibited by the provisions of this Agreement, by the Company, as reorganized, or by the corporation succeeding to the Company or acquiring its property and assets, if (i) such securities are subordinated and junior at least to the extent provided in this Section 8 to the payment of all Senior Debt then outstanding and to the payment of any securities that are issued in exchange or substitution for any Senior Debt then outstanding and (ii) such securities mature no earlier than six (6) months after the scheduled maturity of the indebtedness under the Bank Debt Agreement.

          8C.     Rights of Holders of Senior Debt Not to Be Impaired. No right
                  ---------------------------------------------------
of any present or future holder of any Senior Debt to enforce subordination as herein provided shall at any time be in any way prejudiced or impaired by any act or failure to act by any such holder, or by any noncompliance by the Company with the terms and provisions and covenants herein contained, regardless of any knowledge thereof any such holder may have or otherwise be charged with. The provisions of this Section 8 are intended to be for the benefit of, and shall be enforceable
                                      31
directly by, any one or more of the holders from time to time of the Senior Debt. Each of the holders of the Subordinated Debt waives notice of or proof of reliance on this Agreement and (except as set out in Section 8B(1) (b)) protest, demand for payment and notice of default by the holders of Senior Debt.

          8D.  Company's Obligation Unconditional. The provisions of this
               ----------------------------------
Section 8 are solely for the purpose of defining the relative rights of the holders of Senior Debt, on the one hand, and the holders of Subordinated Debt, on the other hand, against the Company, the Subsidiaries and their property. Nothing herein shall impair, as between the Company and the holders of Subordinated Debt, the obligation of the Company, which is unconditional and absolute, to pay to the holders thereof the full amount of Subordinated Debt in accordance with the terms thereof and the provisions hereof and, except as expressly provided in paragraph 8B, nothing herein shall prevent the holder of any Subordinated Debt from exercising all remedies otherwise permitted by applicable law or hereunder upon Default hereunder or under any Subordinated Debt (including, without limitation, the right to demand and sue for payment and performance hereof of the Subordinated Debt and to accelerate the maturity hereof as provided in Section 9 hereof), subject to the rights under this
Section 8 of holders of Senior Debt to receive cash, property or securities otherwise payable or deliverable to the holders of Subordinated Debt. The failure to make any payment with respect to Subordinated Debt by reason of any provision of this Section 8 shall not be construed as preventing the occurrence of an Event of Default under Section 9.

          8E.  Payments Held in Trust. If the holder of any Subordinated Debt
               ----------------------
shall receive any payment or delivery of cash, property or securities in respect of such Subordinated Debt which such holder is not entitled to receive under the provisions of this Section 8, such holder will hold any amount so received in trust for the holders of Senior Debt and will forthwith turn over to the holders of Senior Debt such payment or delivery in the form received to be applied in payment or prepayment of Senior Debt; provided, however, that no holder of
                                      --------  -------
Subordinated Debt shall be obligated to determine whether a payment received by it was appropriately made by the Company.

          8F.  Subrogation. Upon the payment in full of all Senior Debt and
               -----------
termination of any Senior Debt Agreement, the holders of Subordinated Debt shall be subrogated to the rights of the holders of Senior Debt to receive payments or distributions of assets of the Company applicable to Senior Debt, until all Subordinated Debt shall have been paid in full. For the purpose of subrogation, no payments to the holders of Senior Debt of any cash, property or securities that the holders of Subordinated Debt would be entitled to receive and retain but for the provisions of this Section 8, and no payment over pursuant to the provisions of this Section 8 to holders of Senior Debt by holders of Subordinated Debt, shall, as between the Company and its creditors (other than the holders of Senior Debt), on the one hand, and the holders of Subordinated Debt, on the other, be deemed to be a payment by the Company with respect to the Senior Debt.

          8G.  Reliance by Holders on Final Order or Decree. In the event that
               --------------------------------------------
delivery of any securities to any holders of Subordinated Debt is authorized by a final non-appealable order or decree giving effect to the subordination of the Indebtedness represented by Subordinated Debt to Senior Debt, and made by a court of competent jurisdiction in a liquidation of dissolution of the Company or in a bankruptcy, reorganization, insolvency, receivership or similar proceedings under any applicable law, securities deliverable with respect to the Indebtedness represented by Subordinated Debt may be made by the Company, as reorganized, or by the corporation succeeding to the Company or acquiring its properties and assets, to the holders of Subordinated Debt, if (i) such securities are subordinate and junior at least to the extent provided in this
Section 8 to the payment of all Senior Debt then outstanding and to the payment of any securities that are issued in exchange or substitution for any Senior Debt then outstanding and (ii) such securities mature no earlier than the scheduled maturity of the Indebtedness under the Bank Debt Agreement.

          8H.  Legend. The Senior Subordinated Notes shall be conspicuously
               ------
legended indicating that their payment is subordinated to Senior Debt pursuant to the terms of this Agreement with the following:

"THE INDEBTEDNESS EVIDENCED BY THIS SENIOR SUBORDINATED NOTE IS SUBORDINATED TO THE SENIOR DEBT, AS DEFINED IN SECTION 8 OF THAT CERTAIN SECURITIES PURCHASE AGREEMENT DATED JANUARY 17, 1997, WHICH SENIOR DEBT IS HELD BY TEXAS COMMERCE BANK NATIONAL ASSOCIATION, PURSUANT TO, AND TO THE EXTENT PROVIDED IN SECTION 8 OF THE SECURITIES PURCHASE AGREEMENT (AS AMENDED, SUPPLEMENTED OR OTHERWISE MODIFIED FROM TIME TO TIME PURSUANT TO THE TERMS THEREOF), AMONG LITIGATION RESOURCES OF AMERICA, INC., LOONEY & COMPANY, AND KLEIN, BURY & ASSOCIATES, INC. AND THE INVESTORS NAMED ON THE SIGNATURE PAGES THEREOF."

          8I.  Remedies. The Senior Creditor is authorized to demand specific
               --------
performance of Section 8 of this Agreement, whether or not the Company or any of the Subsidiaries shall have complied with any of the provisions hereof applicable to them, respectively, at any time when any of the holders of Subordinated Debt shall have failed to comply with any of the provisions of this Agreement applicable to them. Each of the holders of Subordinated Debt irrevocably waives any defense based on the adequacy of a remedy at law, which might be asserted as a bar to such remedy of specific performance.

          8J.  Senior Debt Not Affected. All rights and interests of the Senior
               ------------------------
Creditor hereunder, and all agreements
and obligations of the Company, the Subsidiaries and the holders of Subordinated Debt under this Agreement, shall remain in full force and effect irrespective of, (i) any lack of validity or enforceability of all or any portion of this Agreement, (ii) any change in the amount of interest rate accruing on, time, manner or place of payment of, or in any other term of, all or any of the Senior Debt, or any other amendment or waiver of any consent to departure from any of loan documents, including, without limitation, changes in the terms of disbursement of the loan proceeds under the Bank Debt Agreement or repayment thereof, modifications, extensions or renewals of payment dates, changes in interest rate or the advancement of additional funds by the Senior Creditor in the Senior Creditor's discretion, (iii) any exchange, release or non-perfection of any collateral or any release or amendment or waiver of or consent to departure from any guaranty for all or any of the Senior Debt, or (iv) any other circumstance in respect of this Agreement which might otherwise constitute a defense available to, or a discharge of, the Company or any of the Subsidiaries of or in respect of the Senior Debt or the holders of Subordinated Debt.

          8K.  Reinstatement. The provisions of this Section 8 shall continue to
               -------------
be effective or be reinstated, as the case may be, if at any time any payment of any of the Senior Debt is rescinded or must otherwise be returned by the Senior Creditor upon the insolvency, bankruptcy or reorganization of the Company or any of the Subsidiaries or otherwise, all as though such payment had not been made.

          8L.  Representations and Warranties. Each of the holders of
               ------------------------------
Subordinated Debt represents and warrants that (i) it owns the Subordinated Debt now outstanding free and clear of any lien, security interest, charge or encumbrance or any rights of others, (ii) the execution, delivery and performance by the holders of Subordinated Debt of this Agreement do not and will not contravene any law or governmental regulation or any contractual restriction binding on or affecting any of the holders of Subordinated Debt or the properties of any of the holders of Subordinated Debt, (iii) this Agreement is a legal, valid and binding obligation of the holders of Subordinated Debt, enforceable against each of the holders of Subordinated Debt in accordance with its terms, and (iv) to the knowledge of the holders of Subordinated Debt, there exists no default in respect of any Subordinated Debt.

          8M.  Expenses. If any of the holders of Subordinated Debt shall fail
               --------
to comply with the provisions of this Section 8 applicable to it, such holder of the Subordinated Debt agrees to pay, upon demand, to the Senior Creditor the amount of any and all reasonable expenses, including the reasonable fees and expenses of the Senior Creditor's counsel, which may be incurred in connection with the exercise or enforcement against such holder of Subordinated Debt of any of the rights or interests of the holders of the Senior Debt hereunder.

          8N.  No Waiver, Remedies. No failure on the part of the Senior
               -------------------
Creditor to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof, or shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

          8O.  Subordination of Liens. Each of the holders of Subordinated Debt
               ----------------------
agrees that none of the holders of Subordinated Debt will hold any lien or security interest in any real or personal property as security for any of the Subordinated Debt unless the Senior Creditor has given prior written consent to the creation thereof. All such liens and security interest and, in the event any of the holders of Subordinated Debt shall acquire any lien or security interest in the future as security for the Subordinated Debt, the Subordinated Creditor will hold such lien or security interest in accordance with the terms of this Agreement for the benefit of the Senior Creditor. Any cash or other property received in violation of this Agreement on account of any lien or security interest securing the Subordinated Debt shall be delivered to the Senior Creditor and, in the case of cash, applied to, or, in the case of other property, held as collateral for, the Senior Debt. To the extent that any Subordinated Debt is now or hereafter secured by a lien or security interest (a "Subordinate Lien") against any real or personal property that is also subject
 ----------------
to a lien or security interest securing the Senior Debt (a "Senior Lien"), each
                                                            -----------
of the holders of Subordinated Debt agrees that such Subordinate Lien shall be second, junior and subordinate to such Senior Lien and such Senior Lien shall be first and prior to such Subordinate Lien. It is agreed that the priorities specified in the preceding sentence are applicable irrespective of the time or order of attachment or perfection of liens and security interests, or the time or order of filing of liens and security interests, or the time or order of filing of financing statements, or the giving or failure to give notice of the acquisition or expected acquisition of purchase money or other security interests.

          8P.  Provisions Specific to Section 8. The following provisions are
               --------------------------------
applicable only to the provisions of this Section 8.

(1) THIS AGREEMENT, AS TO THE SUBORDINATION PROVISIONS HEREOF, IS BEING EXECUTED AND DELIVERED, AND IS INTENDED TO BE PERFORMED IN THE STATE OF TEXAS, AND THE SUBSTANTIVE LAWS OF THE STATE OF TEXAS, WITHOUT GIVING EFFECT TO THE CONFLICTS-OF-LAW RULES AND PRINCIPLES OF THE STATE OF TEXAS, AND THE APPLICABLE LAWS OF THE UNITED STATES SHALL GOVERN THE VALIDITY, CONSTRUCTION, ENFORCEMENT AND INTERPRETATION OF THIS AGREEMENT.

(2) Any suit, action or proceeding with respect to the interpretation or enforcement of this Agreement, or the enforcement of any judgment entered by any court in respect thereof, shall be brought in the courts of the State of Texas, Harris County, Texas, or in the U.S. courts located in Southern District of Texas as the Senior Creditor, in the Senior Creditor's sole discretion, may elect. The parties submit to the nonexclusive jurisdiction of such courts for the purpose of any such suit, action or proceeding.

     (a) The parties waive, in connection with any such suit, action or proceeding, any objection, including, without limitation, any objection to the laying of venue or based on the grounds of forum non conveniens, which it may now or hereafter have to the bringing of any such action or proceeding in such respective jurisdictions.

     (b) The parties consent to the service of process of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to each such Person, as the case may be, at its address set forth below.

     (c) Nothing herein shall affect the right of any party to serve process in any other manner permitted by law.

(3) Each party hereto waives any right it may have to a trial by jury in respect of any legal proceeding directly or indirectly arising out of, under or in connection with or relating to this Agreement. Except as prohibited by law, each party hereto waives any right it may have to claim or recover in any litigation referred to in this Section any special, exemplary, punitive or consequential damages or any damages other than, or in addition to, actual damages. Each party hereto (i) certifies that no representative, agent or attorney of the Senior Creditor has represented, expressly or otherwise, that the Senior Creditor would not, in the event of litigation, seek to enforce the foregoing waivers, and (ii) acknowledges that it has been induced to enter into this Agreement and the other Loan Documents, as applicable, by, among other things, the mutual waivers and certifications herein.

(4) Any notice required or permitted to be given under this Section 8 shall be in writing, shall be addressed to the parties hereto at the respective addresses set out below, which may be changed by the giving of written notice to that effect pursuant hereto, and shall be deemed effectively given if (i) delivered personally, or (ii) upon being deposited with the United States Postal Service, postage prepaid, certified mail, return receipt requested.

     If to the Company:                 LITIGATION RESOURCES OF
                                          AMERICA, INC.
                                        3850 Nationsbank Center
                                        700 Louisiana Street
                                        Houston, Texas  77002-2731

     If to any holder of
       Subordinated Debt:               c/o PECKS MANAGEMENT
                                          PARTNERS LTD.
                                        One Rockefeller Plaza
                                        New York, New York 10020
                                        Attn:  Robert J. Cresci

     If to the Senior Creditor:         TEXAS COMMERCE BANK
                                          NATIONAL ASSOCIATION
                                        712 Main Street
                                        P.O. Box 2558
                                        Houston, Texas  77252-2558

          9.   EVENTS OF DEFAULT.
               -----------------

          9A.  General.  So long as any Senior Subordinated Notes remain
               -------
outstanding, if any of the following events shall occur and be continuing for any reason whatsoever (and whether such occurrence shall be voluntary of involuntary or come about or be effected by operation of law or otherwise):

               (i) the Company defaults in the payment of any principal of or interest or premium (if any) on any Senior Subordinated Notes when the same shall become due, either by the terms thereof or otherwise as herein provided;

               (ii) the Company defaults in the payment when due, either by the terms thereof or otherwise as herein provided, of any other amounts on any Senior Subordinated Notes and such default shall continue unremedied for five or more days;

               (iii) the Company or any of its Subsidiaries (x) defaults in any payment of principal of or interest on the Seller Note or any other obligation for money borrowed (or any Capitalized Lease Obligation, any obligation under a conditional sale or other title retention agreement, any obligation issued or assumed as full or partial payment for property whether or not secured by a Purchase Money Security Interest or any obligation under notes payable or drafts accepted representing extensions of credit) and such default shall continue beyond any applicable grace period or (y) fails to perform or observe any other agreement, term or condition contained in any agreement under which any such obligation is created (or if any other event thereunder or under any such agreement shall occur and be continuing), and in the case of (y) above, the effect of such default, failure or other event is to cause, or, with respect to any Indebtedness other than the Bank Debt Agreement, to permit the holder or holders such obligation (or a trustee on behalf of such holder or holders) to cause an obligation of more than $100,000 to become due prior to any stated maturity;

               (iv) any representation or warranty made by the Company or any Guarantor herein or in any writing furnished in connection with or pursuant to this Agreement or any other Related Agreement shall be false in any material respect on the date as of which made;

               (v) the Company defaults, or any Subsidiary thereof shall cause the Company to default, in the performance or observance of any of its agreements contained in paragraph 6D;

               (vi) the Company defaults, or any Subsidiary thereof shall cause the Company to default, in the performance or observance of any of its agreements contained in paragraph 7A;

               (vii) the Company defaults, or any Subsidiary thereof shall cause the Company to default, in the performance or observance of any of the agreements contained in Section 6 or 7 in the performance or observance of any other agreement, term or condition contained herein or in the Related Documents and any such default shall not have been remedied within 20 days after such default shall first become known to any officer of the Company, or such Subsidiary;

               (viii) the Company or any of its Subsidiaries makes an assignment for the benefit of creditors generally or is generally not paying its debts as such debts become due;

               (ix) any decree or order for relief in respect of the Company or any of its Subsidiaries is entered under any bankruptcy Law of any jurisdiction;

               (x) the Company or any of its Subsidiaries petitions or applies to any tribunal for, or consents to, the appointment of, or taking possession by, a trustee, receiver, custodian, liquidator or similar official of the Company or any of its Subsidiaries, of any substantial part of the assets of the Company or any of its Subsidiaries, or commences a voluntary case under the bankruptcy Law of the United States or any proceedings (other than proceedings for the voluntary liquidation and dissolution of a Subsidiary) relating to the Company or any of its Subsidiaries under the bankruptcy Law of any other jurisdiction;

     (xi) any such petition or application is filed, or any such proceedings are commenced, against the Company or any its Subsidiaries and the Company or such Subsidiary by any act indicates its approval thereof, consent thereto or acquiescence therein, or an order, judgment or decree is entered appointing any such trustee, receiver, custodian, liquidator or similar official, or approving the petition in any such proceedings, and such order, judgment or decree remains unstayed and in effect for more than 45 days;

     (xii) any order, judgment or decree is entered in any proceedings against the Company or any of its Subsidiaries decreeing the dissolution of the Company and such Subsidiary and such order, judgment or decree remains unstayed and in effect for more than 60 days;

     (xiii) any order, judgment or decree is entered in any proceedings against the Company or any of its Subsidiaries decreeing a split-up of the Company or such Subsidiary which requires the divestiture of substantial assets of the Company and its Subsidiaries, taken as a whole, and such order, judgment or decree remains unstayed and in effect for more than 60 days;

     (xiv) a final judgment in an amount in excess of $250,000; is rendered against the Company or any of its Subsidiaries and, within 30 days after entry thereof, such judgment is not discharged or execution thereof stayed pending appeal, or within 60 days after expiration of any such stay, judgment is not discharged; or

     (xv) the Company, any Subsidiary or any ERISA Affiliate fails to meet its obligations under the minimum funding standard provided for in Section 412 of the Code for any plan year or in the case of a single employer-plan a waiver of such standard is sought or granted under Section 412(d) of the Code, or any Pension Plan subject to Title IV of ERISA is, has been or is likely to be terminated or the subject or termination proceedings under ERISA, or the Company, any Subsidiary or an ERISA Affiliate has incurred or is likely to incur a liability under Section 4062, 4063, 4064,4201 or 4204 of ERISA, and there results from any such event or events a liability or a material risk of incurring a liability to the PBGC, any Multiemployer Pension Plan or any Pension Plan which, if incurred would have a Material Adverse Effect, or the Company or any of its Subsidiaries has engaged in a prohibited transaction that would result in a liability, penalty or tax under ERISA or Section 4975 of the Code, as the case may be, which would have a Material Adverse Effect.

then (a) upon the occurrence of any Event of Default described in the foregoing clause (vii), solely as such clause relates to a breach of clause (i), (ii) or
(iii) or the Officer's Certificate delivery requirements of paragraph 6A, or clauses (viii), (ix), (x), (xi) or (xii), the unpaid principal amount of and accrued interest on the Senior Subordinated Notes outstanding shall automatically become immediately due and payable, without presentment, demand, protest or other requirements of any kind, all of which are hereby expressly waived by the Company, and (b) upon the occurrence and during the continuation of any other Event of Default, the holders of a majority of the aggregate unpaid principal amount of the Senior Subordinated Notes may, at their option and in addition to any right, power or remedy permitted by law or equity, by notice in writing to the Company, declare all of the Senior Subordinated Notes to be, and all of the Senior Subordinated Notes shall thereupon be and become, forthwith due and payable together with interest accrued thereon.

          At any time after any declaration of acceleration is made as provided above, the holders of at least a majority of the aggregate unpaid principal amount of the Senior Subordinated Notes may, by written instrument filed with the Company, rescind and annul such declaration and the consequences thereof, provided, however, that at the time any such declaration is annulled and
--------  -------
rescinded:

               (i) no judgment or decree shall have been entered for the payment of any monies due pursuant to the Senior Subordinated Notes and the other Related Documents;

               (ii) all arrears of interest upon all the Senior Subordinated Notes and all other sums payable under the Senior Subordinated Notes and the other Related Documents (except any principal, interest or premium on the Senior Subordinated Notes which has become due and payable solely by reason of such declaration under this paragraph 9A) shall have been duly paid or waived;

               (iii) the Company shall not have paid any amounts which have become due solely by reason of such declaration; and

               (iv) each and every other Event of Default shall have been waived or otherwise made good or cured;

and provided, further, that no such rescission and annulment shall extend to or
    --------  -------
after any subsequent Default or Event of Default or impair any right consequent thereon.

          9B.  Other Remedies. If any Event of Default shall occur and be
               --------------
continuing, the holder of any Security may proceed to protect and enforce its rights under this Agreement and such Security by exercising such remedies as are available to such holder in respect thereof under applicable law, either by suit in equity or by action at law, or both, whether for specific performance of any covenant or other agreement contained in this Agreement or in aid of the exercise of any power granted in this Agreement. No remedy conferred in this Agreement upon the Investors or any other holder of any Security is intended to be exclusive of any other remedy, and each and every such remedy shall be cumulative and shall be in addition to every other remedy conferred herein or now or hereafter existing at law or in equity or by statute or otherwise.

          10.  REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company and
               ---------------------------------------------
each Guarantor represents and warrants to each Investor that:

          10A. Organization, Qualification and Authority. The Company and each
               -----------------------------------------
of its Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and is duly qualified to do business as a foreign corporation and in good standing in each jurisdiction in which the character of its properties or the nature of its business makes such qualification necessary, except where the failure to so qualify would not have a Material Adverse Effect. The Company and each of its Subsidiaries has the corporate power to own its properties and to carry on its business as now being conducted. The Company has all requisite corporate power and authority to enter into each of the Related Documents and the Purchase Agreements, to issue and sell the Securities hereunder, and to issue the shares of Common Stock upon conversion of the Convertible Preferred Stock, and has the requisite corporate power and authority to carry out the transactions contemplated hereby and thereby to be performed by it, and the execution, delivery and performance hereof and thereof have been duly authorized by all necessary corporate action. Each Guarantor has all requisite corporate power and authority to enter into each of the Related Documents to which it is a party and has the requisite corporate power and authority to carry out the transactions contemplated hereby and thereby to be performed by it, and the execution, delivery and performance hereof and thereof have been duly authorized by all necessary corporate action. This Agreement constitutes, and each other agreement (including the Related Documents and the Purchase Agreements) or instrument (including the Securities) executed and delivered by the Company, Looney and Klein and each Guarantor pursuant hereto or thereto or in connection herewith or therewith will constitute, legal, valid and binding obligations of the Company, Looney and Klein and each Guarantor enforceable against the Company, Looney and Klein and each Guarantor in accordance with their respective terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, arrangement, moratorium or other similar laws or by the application of principles of equity.

          10B. Financial Statements. With respect to the Guarantors, the Company
               --------------------
has furnished the Investors with (a) a combined audited balance sheet as of September 30, 1995 with respect to Klein and December 31, 1995 with respect to Looney, together with the related statements of income, changes in stockholders' equity and cash flow for the Guarantors' for each of the periods then ended, respectively, and (b) an unaudited balance sheet as of (i) September 30, 1996 and October 31, 1996 with respect to Klein, together with an unaudited statement of income for the 12-month and 1-month periods then ended, respectively and (ii) November 30, 1996, with respect to Looney, together with an unaudited statement of income for the 11-month period then ended (collectively, the "Interim
                                                                 -------
Financials"). Such financial statements (including any related schedules and
----------
notes) have been prepared in accordance with GAAP consistently applied throughout the period or periods in question and show all material liabilities, direct or contingent, required to be shown in accordance with GAAP consistently applied throughout the period or periods in question and fairly present, in all material respects, the financial condition of the Company for the periods indicated therein, except for normal audit adjustments in the case of the Interim Financials. There has been no material adverse change in the business, condition (financial or other), assets, properties, rights, operations or prospects of Klein or Looney and their Subsidiaries since September 30, 1995 and December 31, 1995, respectively.

          10C. Capital Stock and Related Matters. As of the Closing Date, and
               ---------------------------------
after giving effect to the transactions contemplated hereby and pursuant to the Related Documents, (i) the authorized capital stock of the Company will consist of a total of 110,000,000 shares as follows: (a) 100,000,000 shares of Common Stock, par value $.01 per share, of which 1,164,440 shares are issued and outstanding, the ownership and the consideration paid for such shares is as set forth on Schedule 10C and (1) 259,960 shares of which are reserved for for the exercise of options to purchase such shares issued or issuable to officers, directors, consultants, independents contractors and employees of the Company and its Subsidiaries and other providers of services to the Company and its Subsidiaries and (2) 1,560,000 shares of which are reserved for issuance upon conversion of the Series A Convertible Preferred Stock; (b) 10,000,000 shares of Convertible Preferred Stock, par value $1.00 per share, of which (x) 2,000,000 shares are designated Series A Convertible Preferred Stock, of which 1,000,000 shares are issued and outstanding and (y) 2,500,000 shares are designated Series B Convertible Preferred Stock, of which 2,000,000 shares are issued and outstanding; (ii) all issued and outstanding shares shall have been duly and validly issued, fully paid and non-assessable; (iii) no shares of capital stock of the Company will be owned or held by or for the account of the Company or any of its

Subsidiaries; (iv) except as set forth on Schedule 10C, neither the Company nor any of its Subsidiaries will have outstanding any securities convertible into or exchangeable for any shares of capital stock or any rights (either preemptive or other) to subscribe for or to purchase, or any options for the purchase of, or any agreements providing for the issuance (contingent or otherwise) of, or any calls, commitments or claims of any other character relating to the issuance of, any capital stock, or any stock or securities convertible into or exchangeable for any capital stock; (v) except as set forth on Schedule 10C, neither the Company nor any of its Subsidiaries will be subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any shares of its capital stock or warrants or options to purchase shares of its capital stock; (vi) neither the Company nor any of its Subsidiaries is a party to any agreement (other than this Agreement, the Securityholders Agreement and the Shareholders Agreement) restricting the transfer of any shares of its capital stock; and (vii) neither the Company nor any of its Subsidiaries will have filed or be required to file, pursuant to Section 12 of the Exchange Act, a registration statement relating to any class of debt or equity securities as of the date hereof.

          10D. Actions Pending. There is no action, suit, investigation or
               ---------------
proceeding pending or, to the knowledge of the Company, threatened against the Company or any Subsidiary or any of their properties or rights, by or before any court, arbitrator or administrative or governmental body, which if adversely decided, could have a Material Adverse Effect.

          10E. Outstanding Debt; Defaults. Neither the Company nor its
               --------------------------
Subsidiary (i) has outstanding Indebtedness, except as permitted by paragraph 7B, and there exist no material defaults under the provisions of any instrument evidencing such Indebtedness or of any agreement relating thereto, (ii) is in default under its Articles of Incorporation (as amended to date) or By-laws,
(iii) is in violation of or in default under or with respect to any indenture, mortgage, lease or any other contract or agreement to which it is a party or by which it or any of its property is bound or affected in any respect which could have a Material Adverse Effect, (iv) has any material debts, liabilities, obligations (whether absolute, accrued, contingent or otherwise) of any nature whatsoever other than (A) liabilities appearing on the financial statements, (B) liabilities incurred in the ordinary course of business since September 30, 1995; with respect to Klein, and December 31, 1995 with respect to Looney, and
(C) liabilities under contracts to which the Company is a party and which are listed on Schedule 10E hereto or which have an obligation thereunder of less than $10,000 and which were entered into in the ordinary course of business or
(D) liabilities described on the other schedules hereto or (v) is in material default with respect to any order, writ, injunction or decree of any court or any Federal, state, municipal or other domestic or foreign governmental department, commission, board, bureau, agency or instrumentality, and there exists no condition, event or act which constitutes, or which after notice, lapse of time, or both, would constitute, such a violation or default under any of the foregoing.

          10F. Title to Properties. Each of the Company and its Subsidiaries has
               -------------------
(i) indefeasible, sufficient and legal title to its real property (other than real properties which it leases from others), subject to no Lien of any kind except Liens permitted by paragraph 7C and (ii) good title to all of its other properties and assets (other than properties and assets which it leases from others), subject to no Lien of any kind except Liens permitted by paragraph 7C. Each of the Company and its Subsidiaries enjoys peaceful and undisturbed possession under all leases necessary in any material respect for the operation of its properties and assets and all such leases are valid and subsisting and in full force and effect.

          10G. Taxes. Each of the Company and its Subsidiaries has filed all
               -----
Federal, state and other income tax returns which are required to be filed, and each has paid all taxes as shown on said returns and on all assessments received by it to the extent that such taxes have become due, or except such as any of the foregoing are being contested in good faith by appropriate proceedings for which adequate reserves have been established in accordance with GAAP; and no tax lien has been filed and no claim is being asserted with respect to any tax or other similar charge.

          10H. Conflicting Agreements. Neither the execution or delivery of the
               ----------------------
Related Documents or the Purchase Agreements, nor the offering, issuance and sale of the Securities or the shares of Common Stock issuable upon conversion of the Convertible Preferred Stock, nor fulfillment of or compliance with the terms and provisions hereof and thereof, will conflict with, or result in a breach of the terms, conditions or provisions of, or constitute a default under, or result in any violation of, or result in the creation of any Lien upon any of the properties or assets of the Company or any of its Subsidiaries pursuant to (i) the Articles of Incorporation or By-laws of the Company or any of its Subsidiaries, or (ii) any award of any arbitrator or any agreement (including any agreement with stockholders), instrument, order, judgment, decree, statute, law, rule or regulation to which the Company or any of its Subsidiaries is subject. Except as set forth on Schedule 10H, neither the Company nor any of its Subsidiaries is a party to, or otherwise subject to any provision contained in, any instrument evidencing Indebtedness of the Company or any of its Subsidiaries, any agreement relating thereto or any other contract or agreement (including its Articles of Incorporation and By-laws) which limits the amount of, or otherwise imposes restrictions on the incurring of, Indebtedness of the type to be evidenced by the Senior Subordinated Notes, or contains dividend or redemption limitations on any capital stock of the Company or any of its

Subsidiaries, except for the Related Documents and the Bank Debt Agreement.

          10I.  Offering of Securities. The offer, sale and issuance of the
                ----------------------
Securities pursuant to this Agreement and the issuance of the Common Stock upon conversion of the Convertible Preferred Stock, do not require registration of such securities under the Securities Act or registration or qualification under any applicable state "blue sky" or securities laws (or if so required, has been so registered or qualified). The Company has not taken any action which would subject the issuance or sale of any of the Securities or the Common Stock to the provisions of Section 5 of the Securities Act or violate the provisions of any securities or Blue Sky law of any applicable jurisdiction.

          10J.  Broker's or Finder's Commissions. Except for The GulfStar
                --------------------------------
Group, Inc., which shall receive $450,000, no broker's or finder's fee or commission will be payable by the Company or any of its Subsidiaries with respect to the issuance and sale of the Securities or the transactions contemplated hereby or under the Related Documents. The fee of The GulfStar Group, Inc. will be paid by the Company.

          10K.  Regulation G, etc. Neither the Company nor any of its
                -----------------
Subsidiaries owns or has any present intention of acquiring, any "margin stock" as defined in Regulation G (12 CFR Part 207) of the Board of Governors of the Federal Reserve System (herein called a "margin Stock"). None of the proceeds
                                         ------------
resulting from the sale of the Securities will be used, directly or indirectly, for the purpose of purchasing or carrying any margin stock or for the purpose of reducing or retiring any indebtedness which was originally incurred to purchase or carry margin stock or for any other purpose which might constitute this transaction a "purpose credit" within the meaning of Regulation G. Neither the Company nor any of its Subsidiaries nor any agent acting on its behalf has taken or will take any action which might cause this Agreement or the Securities to violate Regulation G, Regulation T, Regulation X or any other regulation of the Board of Governors of the Federal Reserve System or to violate the Exchange Act, in each case as in effect now or as the same may hereafter be in effect.

          10L.  Environmental Matters. (i) The Company, Looney and Klein and
                ---------------------
each of their Subsidiaries has obtained and is in compliance with all licenses, permits and other authorizations required under all Environmental Laws, with the exceptions of instances that will not in the aggregate result in any Material Adverse Effect.

          (ii) Neither the Company, Looney nor Klein, nor any of their respective Subsidiaries has received written notice of any failure to comply with, nor has any such notice been issued that into full compliance with, all Environmental Laws.

          (iii) All licenses, permits or registrations (or any extensions thereof) required under any Environmental Law for the business of the Company, Looney and Klein or any of their respective Subsidiaries have been obtained and the Company, Looney and Klein and their respective Subsidiaries, as the case may be, will be in compliance therewith, except in such instances as will not in the aggregate result in a Material Adverse Effect.

          (iv) Neither the Company, Looney and Klein nor any of their respective Subsidiaries is in noncompliance with, breach of or default under any applicable writ, order, judgment, injunction or decree where such noncompliance, breach or default would materially and adversely affect the ability of the Company or any of its Subsidiaries to operate any real property owned or leased by them and no event has occurred and is continuing that, with the passage of time or the giving of notice or both, would constitute such noncompliance, breach or default thereunder.

          (v) No Hazardous Substance has been Released (as such term is defined in CERCLA) (and no oral or written notification of such Release has been filed) (whether or not in a reportable or threshold planning quantity) at, on or under any property owned or leased by the Company, Looney and Klein or any of their respective Subsidiaries, or to be acquired or leased by the Company or any of its Subsidiaries, during the period of the Company, Looney and Klein or any of their respective Subsidiaries' ownership or lease of such property, or at any time previous to such ownership or lease, under conditions that require remedial action under applicable Environmental Laws, no property now or previously owned or leased by the Company, Looney and Klein or any of their respective Subsidiaries has, directly or indirectly, transported or arranged for the transportation of any Hazardous Substances to any site listed, or proposed for listing, on the National Priorities List promulgated pursuant to CERCLA, on CERCLIS (as defined in CERCLA) or on any similar Federal, state or foreign list of sites requiring investigation or cleanup. Neither the Company nor any of its Subsidiaries is aware of any event, condition or circumstance involving environmental pollution or contamination, or employee safety or health relating to the use or handling of, or exposure to, Hazardous Substances, that could result in a Material Adverse Effect.

          10M.  ERISA. None of the Company, any Subsidiary or any ERISA
                -----
Affiliate maintains or has an obligation to contribute to any Pension Plan or any Multiemployer Pension Plan. None of the Company, any Subsidiary or any ERISA Affiliate has incurred any liability to the PBGC (other than annual premiums due to the PBGC), a Pension Plan under Title IV of ERISA or a Multiemployer Pension Plan under Title IV of ERISA. The execution and delivery by the Company of this Agreement and the purchase and delivery of the Securities will not involve any prohibited transaction within the meaning of ERISA or Section 4975 of the Code. The Company has delivered to the Investors a complete list and accurate description of each Pension Plan and each other employee benefit plan covered by ERISA maintained or contributed to by the Company, any Subsidiary and any ERISA Affiliate.

          10N.  Possession of Franchises, Licenses etc. The Company and each
                --------------------------------------
of its Subsidiaries possesses all franchises, certificates, licenses, permits and other authorizations from governmental political subdivisions or regulatory authorities, that are necessary for the ownership, maintenance and operation of its properties and assets, except where the failure to be in such compliance would not have a Material Adverse Effect, and the Company and each of its Subsidiaries is not in violation of any thereof in any material respect.

          10O.  Patents, etc. The Company and each of its Subsidiaries owns or
                ------------
has the right to use all patents, trademarks, service marks, trade names, copyrights, industrial designs, licenses and other rights, free from non-customary burdensome restrictions, which are necessary for the operation of its business substantially as presently conducted. No product, process, method, substance, part or other material presently sold by or employed by the Company in connection with its business infringes any patent, trademark, service mark, trade name, copyright, industrial design, license or other right owned by any other Person. No claim or litigation is pending or, to the Company's knowledge, threatened against or affecting the Company or any of its Subsidiaries contesting their right to sell or use any such product, process, method, substance, part or other material which would prevent, inhibit or render obsolete the production or sale of any products of, or substantially reduce the projected revenues of, the Company or any of its Subsidiaries, or otherwise have a Material Adverse Effect.

          10P.  Holding Company and Investment Company Status. Neither the
                ---------------------------------------------
Company nor any of its Subsidiaries is a "holding company", or a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company", or a "public utility", within the meaning of the Public Utility Holding Company Act of 1935, as amended, or a "public utility" within the meaning of the Federal Power Act, as amended. Neither the Company nor any of its Subsidiaries is an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended, or an "investment adviser" within the meaning of the Investment Advisers Act of 1940, as amended.

          10Q.  Governmental Consents. Neither the nature of the Company or any
                ---------------------
of its Subsidiaries nor any of their businesses or properties, nor any relationship between the Company or any of its Subsidiaries and any other Person, nor any circumstance in connection with the offer, issue, sale or delivery of the Securities being purchased by the Investors hereunder is such as to require on behalf of the Company or any of its Subsidiaries any consent, approval or other action by or any notice to or filing with any court or administrative or governmental body in connection with the execution, delivery and performance of this Agreement, the other Related Documents, the offer, issue, sale or delivery of the Securities being purchased hereunder, the issuance of the shares of Common Stock upon conversion of the Convertible Preferred Stock or fulfillment of or compliance with the terms and provisions hereof or the Securities being purchased thereunder, except for such filings or consents all of which have been heretofore made or obtained.

          10R.  Insurance Coverage. The business and properties of the
                ------------------
Company and each of its Subsidiaries are insured for the benefit of the Company and each of its Subsidiaries in amounts deemed adequate by the Company's management against risks usually insured against by Persons operating businesses similar to those of the Company and each of its Subsidiaries in the localities where such properties are located.

          10S.  Subsidiaries. The Subsidiaries set forth on Schedule 10S
                ------------
hereto are the only Subsidiaries of the Company. All the outstanding shares of stock of such Subsidiaries have been validly issued and are fully paid and non-assessable and are owned by the Company free and clear of any Lien or claim. No such Subsidiary has outstanding stock or securities convertible into or exchangeable or exercisable for any shares of capital stock, nor does it have outstanding any rights to subscribe for or to purchase, any options for the purchase of, any agreements providing for the issuance (contingent or otherwise) of, or any calls, commitments or claims of any other character relating to the issuance of, any shares of capital stock or any securities convertible into or exchangeable or exercisable for any shares of capital stock.

          10T.  Disclosure. This Agreement and the other Related Documents,
                ----------
and the other documents, certificates and written statements furnished to the Investors by or on behalf of the Company in connection herewith or therewith do not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained herein and therein not misleading.

          10U.  Related Party Transactions. Except as described on Schedule
                --------------------------
10U, no current or former stockholder, director, officer of the Company, nor any "Associate" (as defined in Rule 405 promulgated under the Securities Act) of any such Person, is presently, directly or indirectly through his affiliation with any other Person, a party to any transaction with the Company and any Subsidiary providing for the furnishing of services by or to, or rental of real or personal property from or to, or otherwise requiring cash payments to or by any such Person. Except as described on Schedule 10U, in addition, there is no current relationship or transaction, or presently contemplated relationship or transaction, involving the Company and any Subsidiary which is described in Item 404 of Regulation S-K promulgated under the Securities Act (but for purposes of this representation not limited by any dollar amount).

          10V.  Registration Rights. Except as contemplated by the Registration
                -------------------
Rights Agreement or as specified on Schedule 10V, no Person has the right to cause the Company or any of its Subsidiaries to effect the registration under the Securities Act of any shares of Common Stock or any other securities (including debt securities) of the Company or any of its Subsidiaries.

          10W.  Absence of Foreign or Enemy Status. Neither the Company nor
                ----------------------------------
any of its Subsidiaries is (i) a "national" of a foreign country designated in Executive Order No. 8389, as amended, or of any "designated enemy country" as defined in Executive Order No. 9193, as amended, of the President of the United States of America within the meaning of said Executive Orders, as amended, or of any regulation issued thereunder, or a "national" of any "designated foreign country" within the meaning of the Foreign Assets Control regulations, 31 CFR,
Part 500, as amended, or of the Cuban Assets Control Regulations, 31 CFR, Part 515, as amended, of the United States Treasury Department, or (ii) an "Iranian entity" or a "person subject to the jurisdiction of the United States" in which an "Iranian entity" has any "interest" within the meaning of the Iranian Assets Control Regulations, 31 CFR, Part 535, as amended.

          10X.  Agreements with Affiliates. Except as set forth on Schedule 10X,
                --------------------------
neither the Company nor any of its Subsidiaries is a party to any contract or agreement with, or any other commitment to, an Affiliate of the Company or any of its Subsidiaries.

          10Y.  Convertible Preferred Stock and Equity of the Company. As of
                ------------------------------------------------------
the Closing Date, upon conversion of the Convertible Preferred Stock held by the Investors, the shares of Common Stock obtained through such exercise would represent in the aggregate the percentage of the Fully Diluted Outstanding Shares of the Company's Common Stock set forth on Schedule 10Y hereto.

          10Z.  Consummation of Related Transactions. The Company has provided
                ------------------------------------
the Investors with a fully executed copy of each of the Bank Debt Agreement, the Purchase Agreements and any other related Notes, Management, and Pledge Agreements and the transactions contemplated by each such document or agreement has been consummated without the modification or waiver of any term thereof.

          10AA. Conduct of Business. To the Company's knowledge after reasonable
                -------------------
investigation (i) all court reporters that are or have been hired (directly or indirectly through court reporting services, including independent contractors) by the Company are duly certified to perform the jobs that they are hired to perform, (ii) all documents that the Company is or has been required to maintain, store or handle in connection with conducting its business are or have been maintained, stored or handled in the manner agreed to between the Company and its respective clients or in conformity with prevailing standards regarding such matters that prevail in the Company's industry, and
(iii) the Company performs all aspects and operations of its business at or above the prevailing standards for the Company's industry.

          11.  REPRESENTATIONS AND WARRANTIES OF THE INVESTORS. Each Investor
               -----------------------------------------------
represents and warrants that it is acquiring the Securities to be purchased by it hereunder for its own account for the purpose of investment and not with a view to or for sale in connection with any distribution thereof in violation of the Securities Act; provided, however, that nothing herein contained shall
                    --------  -------
prevent the Investors from selling or transferring any Securities in any transaction that, in the opinion of their special counsel, is exempt from the registration provisions of the Securities Act and applicable state securities laws. In addition, each Investor represents and warrants that it has full power and authority to enter into and perform its obligations under this Agreement and that this Agreement has been duly authorized, executed and delivered by a Person authorized to do so. In addition, each Investor represents and warrants that it is an "accredited investor" as defined in Rule 501 of the General Rules and Regulations under the Securities Act.

          12.  DEFINITIONS. For the purpose of this Agreement and in addition
               -----------
to terms defined elsewhere in this Agreement, the following terms shall have the following meanings. In addition, all terms of an accounting character not specifically defined herein shall have the meanings assigned thereto by accounting principles generally accepted in the United States of America.

          "Acceptable Controlling Person" shall mean any of Michael Klein and/or
           -----------------------------
Richard O. Looney, or any Person controlled by any of them.

          "Affiliate" shall mean, with respect to any Person, a Person directly
           ---------
or indirectly controlling, controlled by, or under direct or indirect common control with, such Person. A Person shall be deemed to control a corporation if such Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of such corporation, whether through the ownership of voting securities, by contract or otherwise. The Investors shall not be deemed to be an Affiliate of the Company or any of its Subsidiaries.

          "Bank Debt" shall mean Indebtedness incurred pursuant to the Bank Debt
           ---------
Agreement or any renewals, extensions, amendments or modifications thereof.

          "Bank Debt Agreement" shall mean the Credit Agreement, dated the date
           -------------------
hereof, by and among the Company, Looney and Klein and the Company Subsidiaries and the Bank, as the same may be amended from time to time in accordance with its terms.

          "Bankruptcy Law" shall mean any bankruptcy, reorganization,
           --------------
compromise, arrangement, insolvency, readjustment of debt, dissolution or liquidation or similar law, whether now or hereafter in effect.

          "Business Day" shall mean any day which is not a Saturday, Sunday or
           ------------
day on which banks are authorized by law to close in the State of New York.

          "Capital Lease" shall mean any lease of any Property (whether real,
           -------------
personal, or mixed) that, in conformity with GAAP, is accounted for as a capital lease on the balance sheet of the lessee.

          "Capitalized Lease Obligations" of any Person means all obligations of
           -----------------------------
such Person, as lessee, under leases which should, in accordance with GAAP, be recorded as Capital Leases.

          "Cash Interest Expense" shall mean, for any period, total Interest
           ---------------------
Expense to the extent paid in cash (including the interest component of Capitalized Lease Obligations) of the Company and its Subsidiaries for such period all as determined in conformity with GAAP.

          "Cash Tax Expense" shall mean, for any period, total Tax Expense paid
           ----------------
in cash of the Company and its Subsidiaries for such period all as determined in conformity with GAAP.

          "CERCLA" shall mean the Comprehensive Environmental Response,
           ------
Compensation, and Liability Act of 1980, as amended (42 U.S.C. (S)(S) 9601 et
                                                                           --
seq.), and any regulations promulgated thereunder.
---

          "Certificate of Compliance" shall have the meaning set forth in
           -------------------------
Section 7A (iii).

          "Certificate of Designation" shall have the meaning set forth in
           --------------------------
paragraph 1B.

          "Change of Control" shall mean the occurrence of any of the following:
           -----------------

               (a)  the acquisition or holding by

                    (i) any person (as such term is used in section 13(d) and section 14(d) (2) of the Exchange Act as in effect on the Closing
               Date) other than an Acceptable Controlling Person or the Investors, or

                    (ii) related Persons constituting a group (as such term is used in Rule 13d-5 under the Exchange Act as in effect on the Closing Date) other than related Acceptable Controlling Persons or Investors constituting such a group, of legal and/or beneficial ownership of more than 25% of the Common Stock or any securities convertible into more than 25% of the Common Stock of the Company or any Guarantor outstanding at such time if at such time the Investors beneficially own in the aggregate less than a majority of the Common Stock or any securities convertible into less than a majority of the Common Stock of the Company or any Guarantor (excluding for such purpose persons who own shares through any employee benefit plan of the Company in connection therewith);

               (b) all or substantially all of the assets of the Company or any Guarantor are sold or otherwise transferred, in a single transaction or in a series of related transactions, to any other Person;

               (c) any merger, consolidation or other similar transaction of, or in respect of, the Company or any Guarantor which results in the failure by the owners of Common Stock (or Common Stock of such Guarantor) on the Closing Date to, directly or indirectly in the aggregate, maintain beneficial ownership and voting control of at least fifty percent (50%) of the outstanding Common Stock of the surviving entity in such merger, consolidation or similar transaction;

               (d) any liquidation or dissolution of the Company, or action taken by the Board of Directors of the Company to authorize any such liquidation or dissolution; or

               (e) the first day on which a majority of the members of the Board of Directors of the Company are not the designees of the Investors as a result of the ownership of Common Stock or securities convertible into Common Stock by a person other than an Acceptable Controlling Person.

          Any transaction permitted under the provisions of paragraph 7H hereof shall not constitute a "Change of Control."

          "Change of Control Event" shall mean the earlier of the occurrence of
           -----------------------
a Change of Control or the Company acquiring knowledge of a pending Change of Control.

          "Change of Control Notice" shall have the meaning set forth in
           ------------------------
paragraph 5B.

          "Closing" shall have the meaning specified in paragraph 2B.
           -------

          "Closing Date" shall have the meaning specified in paragraph 2B.
           ------------

          "Code" shall mean the Internal Revenue Code of 1986, as amended.
           ----

          "Commission" shall mean the United States Securities and Exchange
           ----------
Commission.

          "Common Stock" shall mean the shares of Common Stock, par value $0.01
           ------------
per share, of the Company.

          "Company" shall have the meaning specified in the preamble.
           -------

          "Convertible Preferred Stock" shall have the meaning specified in
           ---------------------------
paragraph 1B.

          "Default" shall mean any of the events specified in Section 9 hereof,
           -------
whether or not any requirement for the giving of notice, the lapse of time, or both, or any of these conditions, event or act has been satisfied.

          "Default Notice" shall have the meaning specified in paragraph
           --------------
8B(1)(b).

          "EBDIT" shall mean, for any period, the sum of net earnings (plus or
           -----
minus any material recurring charges or credits) of the Company and its Subsidiaries plus each of the following, to the extent actually deducted in
             ----
arriving at such net earning: (a) depreciation and amortization, (b) Interest Expense and (c) Tax Expense.

          "Environmental Laws" shall have the meaning specified in paragraph 6Q.
           ------------------

          "ERISA" shall mean the Employee Retirement Income Security Act of
           -----
1974, as amended from time to time, and the regulations promulgated and rulings issued thereunder.

          "ERISA Affiliate" shall mean each trade or business (whether or not
           ---------------
incorporated) which together with the Company or a Subsidiary would be deemed to be a "single employer" within the meaning of Section 4001 of ERISA.

          "Event of Default" shall mean any of the events specified in Section
           ----------------
9, provided that there has been satisfied any requirement in connection with such event for the giving of notice, or the lapse of time, or the happening of any further condition, event or act.

          "Exchange Act" shall mean the United States Securities Exchange Act of
           ------------
1934, as amended.

          "Exchange Act Registration Statement" shall have the meaning specified
           -----------------------------------
in paragraph 6L.

          "Fair Market Value" shall have the meaning specified in paragraph 5E.
           -----------------

          "Financing Agreements" shall mean all agreements, instruments and
           --------------------
documents, including, without limitation, the Bank Debt Agreement and any other agreement evidencing Senior Debt and all security agreements, loan agreements, promissory notes, letter of credit applications, guarantees, mortgages, deeds of trust, subordination agreements, pledges, powers of attorney, consents, assignments, contracts, notices, leases, financing statements, intercreditor agreements, and all other written matter whether heretofore, now, or hereafter executed by or on behalf of the Company or its Subsidiaries and delivered to any bank and between the Company and any bank; together referred to therein or contemplated thereby.

          "Fixing Charge Coverage Ratio" shall mean, for any period, the
           ----------------------------
quotient obtained by dividing (a) EBDIT less Cash Tax Expense by (b) Fixed Charges.

          "Fixing Charges" shall mean, without duplication, for any period, (a)
           --------------
the amounts for such period of Cash Interest Expense, plus (b) the amounts of
                                                      ----
scheduled principal payments on Funded Debt and, without duplication, payments made to effect reductions in the Revolving Loan Commitment (as defined in the Bank Debt Agreement) pursuant to Section 2.4 of the Bank Debt Agreement, plus
                                 -----------                             ----
(c) Capital Expenditures (as defined in the Bank Debt Agreement) made in such period and permitted pursuant to the Bank Debt Agreement, plus (d) cash
                                                          ----
dividends paid during such period to the extent permitted by Section 9.4 of the
                                                             -----------
Bank Debt Agreement, plus (e) to the extent not otherwise included in the
                     ----
foregoing, cash payments made on any Indebtedness other than the Senior Debt to the extent permitted under Section 9.21 of the Bank Debt Agreement.
                           ------------

          "Fully Diluted Outstanding Shares" shall mean, when used with
           --------------------------------
reference to Common Stock on any date of determination, all shares of Common Stock or any other capital stock of the Company Outstanding at such date and all shares of Common Stock or any other capital stock of the Company issuable in respect of the Convertible Preferred Stock issued pursuant to this Agreement and any other warrants, options or convertible securities.

          "Funded Debt" shall mean all Indebtedness of a Person which matures
           -----------
more than one year from the date of creation or matures within one year from such date but is renewable or extendible, at the option of such Person, by its terms or by the terms of any instrument or agreement relating thereto, to a date more than one year from such date or arises under a revolving credit or similar agreement which obligates the Bank to extend credit during a period of more than one year from such date, and includes, without limitation, all amounts of any Funded Debt required to be paid or prepaid within one year from the date of determination of the existence of any such Funded Debt. The term "Funded Debt" also includes the present value (discounted at the implicit rate, if known, or ten percent (10%) per annum otherwise) of all obligations in respect of Capitalized Lease Obligations of the Company and its Subsidiaries.

          "Funded Debt Ratio" shall have the meaning set forth in Section 7A(i).
           -----------------

          "GAAP" shall mean generally accepted accounting principles set forth
           ----
in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board, or in such other statements by such other entity as may be in general use by significant segments of the accounting profession, which are applicable to the circumstances as of the date of determination.

          "Governmental Authority" shall mean any governmental agency,
           ----------------------
authority, instrumentality or regulatory body, other than a court or other tribunal, in each case whether federal, state, local or foreign.

          "Governmental Requirement" shall mean any law, statute, code,
           ------------------------
ordinance, order, determination, rule, regulation, judgment, decree, injunction, franchise, permit, certificate, license, authorization or other directive or requirement (whether or not having the force of law), including, without limitation, Environmental Laws, energy regulations and occupational, safety and health standards or controls, of any Governmental Authority.

          "Guaranty" shall mean, with respect to any Person, any obligation,
           --------
contingent or otherwise, of such Person directly or indirectly guaranteeing any Indebtedness of another Person, including, without limitation, by means of an agreement to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or to maintain financial covenants, or to assure the payment of such Indebtedness by an agreement to make payments in respect of goods or services regardless of whether delivered or otherwise, provided that
                                                                -------------
the term "Guaranty" shall not include endorsements for deposit or collection in the ordinary course of business; and such term when used as a verb shall have a correlative meaning.

          "Hazardous Substances" shall have the meaning specified in paragraph
           --------------------
6Q.

          "Indebtedness" shall mean (without duplication), for any person, (a)
           ------------
indebtedness of such Person for borrowed money or arising out of any extension of credit to or for the account of such Person (including, without limitation, extensions of credit in the form of reimbursement or payment obligations of such Person relating to letters of credit issued for the account of such Person) or for the deferred purchase price of property or services, except indebtedness which is owing to trade creditors in the ordinary course of business and which is due within ninety (90) days after the original invoice date; (b) indebtedness of the kind described in clause (a) of this definition which is secured by (or for which the holder of such Indebtedness has any existing right, contingent or otherwise, to be secured
by) any Lien upon or in Property (including, without limitation, accounts and contract rights) owned by such Person, whether or not such Person has assumed or become liable for the payment of such indebtedness or obligations; (c) Capitalized Lease Obligations of such Person; (d) obligations under direct or indirect Guaranties in respect of, and obligations (contingent or otherwise) to purchase or otherwise acquire, or otherwise to assure a creditor against loss in respect of, indebtedness or obligations of others of the kinds referred in clauses (a) through (c) above, including without limitation, (i) any endorsement not for collection in the ordinary course of business or discount with recourse or undertaking substantially equivalent to or having economic effect similar to a guaranty in respect of any such Indebtedness; (ii) any agreement (1) to purchase, or to advance or supply funds for the payment or purchase of, any such Indebtedness, (2) to purchase, sell, or lease property, products, materials, supplies, transportation, or services, in order to enable such Person to pay any such Indebtedness or to assure the owner thereof against loss regardless of the delivery or non-delivery of the property, products, materials, supplies, transportation, or services or (3) to make any loan, advance, or capital contribution to, or other investment in, or to otherwise provide funds to or for, such other Person in order to enable such Person to satisfy any obligation (including any liability for a dividend, stock liquidation payment or expense) or to assure a minimum equity, working capital, or other balance sheet condition in respect of any such obligation; and (iii) obligations under surety, appeal, or custom bonds; and (e) liabilities in respect of unfunded vested benefits under plans covered by Title IV of ERISA.

          "Indemnitee" shall have the meaning specified in paragraph 6Q.
           ----------

          "Intangible Assets" shall mean goodwill, business records, inventions,
           -----------------
designs, patents, patent applications, trademarks, trade names, trade secrets, registrations, copyrights, licenses, franchises, customer lists, co-op memberships, guarantee claims, organization costs, loan costs, tax refunds, tax refund claims, customs claims, brands, leasehold interests and easements and contract rights and similar intangible assets which have no material realizable value.

          "Interest Expense" shall mean, for any period, total interest expense,
           ----------------
whether paid or accrued (including the interest component of Capital Leases), of the Company and its Subsidiaries for such period, all as determined in conformity with GAAP.

          "Interest Notes" shall have the meaning set forth in paragraph 1A.
           --------------

          "Interim Financials" shall have the meaning set forth in paragraph
           ------------------
10B.

          "Investment" shall mean any stock, partnership or joint venture
           ----------
interest or other security, any loan, Guaranty, advance, contribution to capital, any acquisitions of real or personal property (other than real and personal property acquired in the ordinary course of business), and any purchase or commitment or option to purchase stock or other securities of or any interest in another Person or any integral part of any business or the assets comprising such business or part thereof whether existing on the date of this Agreement or hereafter made.

          "Investor Parties" shall have the meaning set forth in paragraph 6M.
           ----------------

          "Investors" shall have the meaning set forth in the preamble.
           ---------

          "Klein Purchase Agreement" shall mean the Stock Purchase Agreement
           ------------------------
dated the date hereof by and among the Company and Michael Klein.

          "Liabilities" shall mean any and all liabilities, obligations and
           -----------
indebtedness of the Company to any bank of any and every kind and nature, whether heretofore, now or hereafter owing, arising, due or payable and howsoever evidenced, created, incurred, acquired or owing whether primary, secondary, direct, contingent, fixed or otherwise (including obligations of performance) and whether arising or existing under the Bank Debt Agreement or any of the other Financing Agreements, or by operation of law.

          "Lien" shall mean any mortgage, pledge, security interest,
           ----
encumbrance, lien or charge of any kind, including, without limitation, any agreement to give any of the foregoing, any conditional sale or other title retention agreement, any lease in the nature thereof and the filing of or agreement to file any financing statement under the Uniform Commercial Code of any jurisdiction.

          "Liquid Secondary Market" shall occur when (i) the Common Stock is
           -----------------------
traded on the NASDAQ, the American Stock Exchange, the New York Stock Exchange or any other national securities exchange or quotation system, (ii) the sale of any or all of the Common Stock or Convertible Preferred Stock by any

Investor can be traded by the Investors over a six-month period without adversely affecting the market for the Company's securities, and (iii) the Company has a market capitalization of at least $50,000,000 and the value of such shares being traded on such exchange is at least $30,000,000.

          "Looney Purchase Agreement" shall mean the Stock Purchase Agreement
           -------------------------
dated the date hereof by and among the Company and Richard O. Looney.

          "Margin stock" shall have the meaning set forth in paragraph 10K.
           ------------

          "Material Adverse Effect" shall mean (i) a material adverse effect on
           -----------------------
the business, condition or prospects (financial or other), assets, properties, rights or operations of the Company and its Subsidiaries taken as a whole or
(ii) any effect which could materially adversely Affect the ability of the Company or its Subsidiaries to perform their respective obligations under any of the Related Documents.

          "Multiemployer Pension Plan" shall mean any multiemployer plan, as
           --------------------------
defined in Section 4001 of ERISA and subject to Title IV of ERISA, which the Company, any Subsidiary or any ERISA Affiliate has an obligation to make contributions (or has had an obligation to make contributions during the five calendar years preceding the Closing) for the employees of the Company, any of its Subsidiaries, or any ERISA Affiliates.

          "NASDAQ" shall mean the National Association of Securities Dealers
           ------
Automated Quotations system.

          "Officer's Certificate" of a Person shall mean a certificate of the
           ---------------------
President, one of the Vice Presidents or the Treasurer or Controller of such Person.

          "Option Closing" shall have the meaning set forth in paragraph 5B.
           --------------

          "Outstanding" shall mean, when used with reference to Common Stock, at
           -----------
any date as of which the number of shares thereof is to be determined, all issued shares of Common Stock.

          "PBGC" shall mean the Pension Benefit Guaranty Corporation established
           ----
pursuant to Section 4002 of ERISA, or any successor entity thereto.

          "Pension Plan" shall mean any single-employer plan, as defined in
           ------------
Section 4001 of ERISA and subject to Title IV of ERISA, which is maintained or contributed to (or previously maintained or contributed to during the five calendar years preceding the Closing) for employees of the Company, any of its Subsidiaries or any ERISA Affiliates.

          "Permitted Acquisitions" shall mean acquisitions of court reporting
           ----------------------
businesses in accordance with Section 7E.

          "Permitted Investments" shall mean (i) direct obligations of the
           ---------------------
United States, or obligations guaranteed as to principal and interest by the United States government, (ii) bankers' acceptances and certificates of deposit issued by any bank or any other bank or trust company or, in the case of any subsidiary bank of a bank holding company, a bank holding company, having capital, surplus and undivided profits of at least $500,000,000, the short-term deposits of which are given an A1 or P1 rating by Standard & Poor's Rating Group or Moody's Investors Service, Inc., as applicable, (iii) obligations of any bank or trust company or bank holding company described in clause (ii) above, in respect of the repurchase of obligations of the type described in clause (i) hereof, provided that such repurchase obligations shall be fully secured by obligations of the type described in said clause (i) and the possession of such obligations shall be transferred to, and segregated from other obligations owned by, and any such bank's trust company or bank holding company, (iv) commercial paper given a rating of A1 or P1 by Standard & Poor's Ratings Group or Moody's Investors Service, Inc., as applicable and (v) money market funds organized under the laws of the United States or any state thereof that invest substantially all of their assets in any of the types of investments described in clauses (i), (ii), (iii) or (iv); provided, however, that no such investment
                                     --------  -------
shall have a maturity longer than 270 days from the date of acquisition by the Company or any Subsidiary.

          "Person" shall mean and include an individual, partnership,
           ------
corporation (including a business trust), a limited liability company, joint stock company, trust, unincorporated association, joint venture, or other entity, or a government, or any political subdivision or agency of any of the foregoing.

          "Premium Amount" shall mean an amount equal to the product of .30
           --------------
times the aggregate principal amount of Senior Subordinated Notes purchased by the Investors at the Closing.

          "Proceedings" shall have the meaning set forth in Section 8B(2).
           -----------

          "Property" shall mean any interest or right in any kind of property or
           --------
asset, whether real, personal or mixed, owned or leased, tangible or intangible, and whether now held or hereafter acquired.

          "Public Offering" shall mean the closing of a public offering of
           ---------------
securities pursuant to a registration statement declared effective under the Securities Act, except that a Public Offering shall not include an offering made in connection with a business acquisition or an employee benefit plan.

          "Purchase Agreements" shall have the meaning specified in paragraph
           -------------------
6B.

          "Purchase Money Debt" shall mean debt of the Company and any
           -------------------
Subsidiary incurred to finance an acquisition of assets which is secured by a Purchase Money Security Interest.

          "Purchase Money Security Interest" shall mean a purchase money
           --------------------------------
security interest within the meaning of Section 9-107 of the New York Uniform Commercial Code, as in effect on the date hereof.

          "Put Notice" shall have the meaning specified in paragraph 5D.
           ----------

          "Put Option Closing" shall have the meaning specified in paragraph 5D.
           ------------------

          "Put Right" shall have the meaning specified in paragraph 5C.
           ---------

          "Qualifying Public Offering" shall mean the sale by one or more
           --------------------------
Persons in an underwritten offering registered under the Securities Act of any equity securities of the Company (or its successor) which results in aggregate gross proceeds from such sales (before underwriters' discounts and selling commissions) to the Company greater than or equal to $15,000,000.

          "Registration Rights Agreement" shall mean the Registration Rights
           -----------------------------
Agreement between the Company and the Investors in the form of Exhibit E attached hereto.

          "Related Documents" shall mean this Agreement, the Senior
           ------------------
Subordinated Notes, the Securityholders Agreement, the Registration Rights Agreement, the Certificate of Designation, the Subsidiary Guarantee and the Subordination Agreement.

          "Released" shall have the meaning set forth in paragraph 10L.
           --------

          "Repayment Date" shall have the meaning set forth in paragraph 4C.
           --------------

          "Reportable Event" shall mean an event described in Section 4043(c) of
           ----------------
ERISA with respect to which the 30-day notice requirement has not been waived by the PBGC.

          "Restricted Payment" by any Person shall mean (i) any dividend or
           ------------------
other distribution on any shares of the capital stock (other than dividends or distributions payable solely in shares of such capital stock) of such Person, and (ii) any payment on account of the purchase, redemption, retirement or acquisition of (a) any shares of the capital stock of such Person or (b) any option, warrant, convertible or exchangeable security (except the

Convertible Preferred Stock) or other right to acquire shares of the capital stock of such Person.

          "Securities" shall mean "securities" as defined in Section 2(1) of the
           ----------
Securities Act and includes, with respect to any Person, such Person's capital stock or other equity interests or any options, warrants or other securities that are directly or indirectly convertible into, or exercisable or exchangeable for, such Person's capital stock or other equity interests.

          "Securities" shall have the meaning set forth in paragraph 1B.
           ----------

          "Securities Act" shall mean the United States Securities Act of 1933,
           --------------
as amended.

          "Securityholders Agreement" shall mean the Securityholders Agreement
           -------------------------
between the Company, certain shareholders thereof and the Investors in the form of Exhibit F hereto.

          "Seller Notes" shall have the meaning set forth in paragraph 3P.
           ------------

          "Senior Creditor" shall mean Texas Commerce Bank National Association.
           ---------------

          "Senior Debt" shall mean all obligations (whether now outstanding or
           -----------
hereafter incurred) for the payment of which the Company or any Subsidiary thereof is responsible or liable as obligor, guarantor or otherwise in respect of the principal, premium (if any), and unpaid interest on and all other amounts due with respect to (i) the Bank Debt and (ii) all renewals and extensions of any such Indebtedness or obligations; provided, however, that the following
                                      --------  -------
shall not constitute Senior Debt: (a) Indebtedness evidenced by the Senior Subordinated Notes or any extension or refunding thereof, (b) Indebtedness which is expressly made equal in right of payment with the Senior Subordinated Notes or subordinate and subject in right of payment to the Senior Subordinated Notes or (c) Indebtedness which purports to be senior to subordinated debt, including the Senior Subordinated Notes, but subordinate to the Indebtedness described in the first sentence hereof; and further provided that notwithstanding anything
                               ------- --------
else contained in this definition (i) Senior Debt may not exceed $10,000,000, and (ii) shall be incurred only for (A) Permitted Acquisitions or (B) working capital purposes.

          "Senior Debt Agreement" shall mean any agreement evidencing Senior
           ---------------------
Debt.

          "Senior Funded Debt" shall mean Senior Debt which is Funded Debt.
           ------------------

          "Senior Subordinated Notes" shall have the meaning specified in
           -------------------------
paragraph 1A.

          "Shareholders Agreement" shall mean the Shareholders Agreement between
           ----------------------
the Company, Richard O. Looney, Pamala Looney, Michael Klein, Marina Klein, Gulfstar Investments, Ltd., and the Investors (for the purpose of being bound by paragraph 8 of the Shareholders Agreement), dated as of the date hereof.

          "Subordinated Debt" shall have the meaning specified in paragraph 8A.
           -----------------

          "Subordinate Lien" shall have the meaning set forth in Section 8M.
           ----------------

          "Subordination Agreement" shall have the meaning specified in Section
           -----------------------
3P.

          "Subsidiary" as to any Person shall mean a corporation or other entity
           ----------
of which shares or similar stock having ordinary voting power to elect a majority of the board of directors or other managers of such corporation or entity are at the time owned, directly or indirectly, through one or more intermediaries, by such Person. Except as otherwise expressly indicated herein, references to Subsidiaries shall mean any Subsidiaries of the Company.

          "Tax Expense" shall mean, for any period, total federal and state
           -----------
income taxes, before adjustment for extraordinary items, as shown in the financial statements of the Company and its Subsidiaries for such period, all as determined in conformity with GAAP.

          "UCC" shall mean the Uniform Commercial Code as adopted in the State
           ---
of New York.

          "wholly owned" shall mean with respect to any designated Person that
           ------------
all of the shares or similar stock having ordinary voting power to elect the board of directors and Indebtedness in respect of borrowing of such Person is owned by Indebtedness in respect of borrowing of such Person is owned by the specified Person or by one or more wholly owned subsidiaries of such specified Person, or both.

          13.  MISCELLANEOUS.
               -------------

          13A. Home Office Payment.  The Company agrees that, so long as the
               -------------------
Investors shall hold any Senior Subordinated Note, it will make payments of principal of and interest on such Senior Subordinated Notes not later than 12:00 noon, New York time, on the date such payment is due, by transfer of immediately available funds for credit to the Investors. Such payments shall be made to the account of the Investors specified on the attachments to the signature pages hereto or such other account in the United States as the Investors may designate in writing, notwithstanding any contrary provision contained herein or in the Senior Subordinated Notes or in the Articles of Incorporation of the Company with respect to the place of payment. Dividends on the shares of Common Stock issuable upon conversion of the Convertible Preferred Stock shall be paid to the holders thereof at the registered address of such holders as shown on the records of the Company. The Company agrees to afford the benefits of this paragraph 13A to any Person which is the registered transferee of any Security, and which, in the case of the transferee of any Senior Subordinated Note, has made the same agreement relating to such Senior Subordinated Note as the Investors have made in this paragraph 13A.

          13b. Indemnification. The Company agrees, whether or not the
               ---------------
transactions hereby contemplated shall be consummated, to pay, and save the Indemnitees harmless against liability for the payment of, all reasonable out-of-pocket expenses arising in connection with the transactions and other agreements and instruments contemplated by this Agreement, including all taxes, together in each case with interest and penalties, if any, and any income tax payable by the Indemnitees in respect of any reimbursement of amounts payable pursuant to this paragraph 13B (but not if any such income tax is payable by an Indemnitee solely because it has deducted from income the expenses so reimbursed to it), which may be payable in respect of the execution and delivery of this Agreement including reasonable fees, expenses and disbursement of counsel incurred in connection with the preparation and negotiation of this Agreement, any other agreement or instrument to be executed and delivered in connection with this Agreement any subsequent modification hereof or thereof or consent hereunder or thereunder (regardless of whether any such modifications or consent becomes effective) or the execution, delivery or acquisition of Senior Subordinated Note or capital stock issued under or pursuant to this Agreement, printing, reproduction and similar costs, and the reasonable cost and expenses, including reasonable attorneys' fees, incurred by any Indemnitee in enforcing any of its rights hereunder or thereunder, including without limitation reasonable costs and expenses incurred in any bankruptcy case (including reasonable fees and expenses of the Indemnitee's counsel in connection with such bankruptcy case). The fees of counsel to the Investors incurred in connection with the preparation and negotiation of this Agreement shall be paid at the Closing. The Company agrees to indemnify the Indemnitees and hold them harmless from and against any and all liabilities, losses, damages, costs and expenses of any kind (including, without limitation, the reasonable fees and disbursements of the Indemnitees' counsel in connection with any investigative, administrative or judicial proceeding, whether or not the Indemnitees be designated a party thereto) which may be incurred by the Indemnitees, relating to or arising out of this Agreement or the Securities or any actual or proposed use of the proceeds of the sale of Securities hereunder, provided that no Indemnitee shall have the right to be indemnified hereunder for its own gross negligence or willful misconduct as finally determined by a court of competent jurisdiction. The obligations of the Company under this paragraph 13B shall survive the transfer of any Security or shares of Common Stock issuable upon conversion of the Convertible Preferred Stock and the payment of any Senior Subordinated Note.
The indemnification required by this paragraph 13B shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or expense, loss, damage or liabilities are incurred.

          13C. Consent to Amendments.  This Agreement may be amended and the
               ---------------------
Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, or take action which by the express terms of this Agreement requires the consent of the Investors, only if the Company shall have obtained the prior written consent to such amendment, action or omission to act after the Closing Date of the holders of a majority of the aggregate unpaid principal amount of the Senior Subordinated Notes and each holder of any Security at the time or thereafter outstanding shall be bound by any consent authorized by this paragraph 13C, whether or not such Security shall have been marked to indicate such consent, but any Security issued thereafter shall contain a reference or bear a notation referring to any such consent; provided,
                                                                      --------
however, that notwithstanding anything in this paragraph 13C to the contrary,
-------
without the prior written consent of the holder or holders of all Senior Subordinated Notes at the time outstanding, no consent, amendment or waiver to or under this Agreement shall extend or reduce the maturity of any Senior Subordinated Note, or change the principal of, or the rate or time of payment of interest or any premium payable with respect to any Senior Subordinated Note, or affect the time, amount or allocation of any required or optional prepayments, or reduce the proportion of the principal amount of the Senior Subordinated Notes required with respect to any consent, amendment or waiver, or affect the provisions of Section 8 or amend the provisions of this paragraph 13C. The Company shall promptly send copies of any amendment, waiver or consent (and any request for any such amendment, waiver or consent) relating to this Agreement or the Securities to each holder of the Securities and shall consult with such holders in connection with each such amendment, consent and waiver. No course of dealing between the Company or any Subsidiary and the holder of any Security nor any delay in exercising any rights hereunder or under any Security shall operate as a waiver of any rights of any holder of such Security. As used herein and in the Securities, the term "this Agreement" and references hereto shall mean this Agreement as it may, from time to time, be amended or supplemented. Any amendments to this Agreement shall also require the consent of the Company.

          13D. Form, Registration, Transfer and Exchange of Senior Subordinated
               ----------------------------------------------------------------
Notes; Lost Senior Subordinated Notes.  The Senior Subordinated Notes are
-------------------------------------
issuable as registered notes
transferable by endorsement and delivery, each without coupons in denominations of $1,000 and any larger integral multiple of $1,000. The Company shall keep at its principal office a register in which the Company shall provide for the registration of the Senior Subordinated Notes. Upon surrender for registration of transfer of any registered Senior Subordinated Note at such office, the Company shall, at its expense, execute and deliver one or more replacing Senior Subordinated Notes of like tenor and of a like aggregate principal amount which replacing Senior Subordinated Notes shall be registered Senior Subordinated Notes. At the option of the holder of any Senior Subordinated Note such Senior Subordinated Notes may be exchanged, for other Senior Subordinated Notes of any authorized denominations, of a like tenor and of a like aggregate principal amount, upon surrender of the Senior Subordinated Note to be exchanged at the office of the Company. Whenever any Senior Subordinated Notes are so surrendered for exchange, the Company shall execute and deliver, at its expense, the Senior Subordinated Notes which the holder thereof making the exchange is entitled to receive. Every Senior Subordinated Note presented or surrendered for registration of transfer shall be duly endorsed, or be accompanied by a written instrument of transfer duly executed, by the holder of such Senior Subordinated Note, or his attorney duly authorized in writing. Any Senior Subordinated Notes issued in exchange for or upon transfer shall carry the rights to unpaid interest and interest to accrue which were carried by the Senior Subordinated Notes so exchanged or transferred, so that neither gain nor loss of interest shall result from any such transfer or exchange. Upon receipt of written notice from the Investors or other evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of any Senior Subordinated Note held by the Investors and, in the case of any such loss, theft or destruction, upon receipt of its unsecured indemnity agreement, or other indemnity reasonably satisfactory to the Company, or in the case of any such mutilation upon surrender and cancellation of such Senior Subordinated Note, the Company will make and deliver a replacement Senior Subordinated Note of like tenor, in lieu of such lost, stolen, destroyed or mutilated Senior Subordinated Note.

          13E. Provisions Applicable if any of the Securities are Sold.  The
               -------------------------------------------------------
parties acknowledge that, subject to compliance with applicable securities laws, the Investors shall be free to transfer the Securities without restriction. In the event that the Investors should sell or otherwise transfer any of the Securities or any part thereof to any Person other than the Company, if any Security shall have been transferred to another holder and such holder shall have designated in writing the address to which communications with respect to Security shall be mailed, all notices, certificates, requests, statements and other documents required to be delivered to the Investors by any provision hereof by reason of the holding of the transferred Security shall also be delivered to such holder at such address.

          13F. Restrictive Legends.  Each Senior Subordinated Note shall bear
               -------------------
the following (or substantially equivalent) legend on the face or reverse side thereof:

          "The securities represented hereby have not been registered under the Securities Act of 1933, as amended, or applicable state securities laws, and the securities may not be sold, transferred or otherwise disposed of in the absence of such registration or an exemption therefrom under said Act and such laws and the respective rules and regulations thereunder."

In addition, the shares of Common Stock issuable upon conversion of the Convertible Preferred Stock shall bear at the time of issuance a legend in substantially the form set forth above and any legend required by the state securities or "Blue Sky" laws of any state in which a registered holder thereof is resident, unless such shares have been registered under the Securities Act.

          13G. Persons Deemed Owners.  Prior to due presentment for registration
               ---------------------
of transfer, the Company may treat the Person in whose name any Security is registered as the owner and holder of such Security for the purpose of receiving payment of principal of (and premium, if any) and interest on such Security and for all other purposes whatsoever, whether or not such Security shall be overdue, and the Company shall not be affected by notice to the contrary.

          13H. Survival of Representations and Warranties.  All representations
               ------------------------------------------
and warranties contained herein or made in writing by or on behalf of any party to this Agreement in connection herewith shall survive the execution and delivery of this Agreement, regardless of any investigation made by the Investors or on their behalf.

          13I. Successors and Assigns.  Except as otherwise provided herein, all
               ----------------------
covenants and agreements in this Agreement contained by or on behalf of the parties hereto shall bind and inure to the benefit of the respective successors, transferees and assigns of the parties hereto whether so expressed or not and for greater certainty, a purchaser of Convertible Preferred Stock from any holder of Convertible Preferred Stock will be entitled to the benefits of this Agreement and the Company shall be deemed to have received express notice in writing of any such assignment by a request for registration of the Convertible Preferred Stock in the name of a subsequent purchaser.

          13J. Notices.  All communications provided for hereunder shall be sent
               -------
by first class mail, overnight courier or by fax with hard copy by first class mail or overnight courier and, if to the Investors, addressed to the Investors in the manner (except as otherwise provided in paragraph 13A with respect to payments of principal of (and premium, if any) and interest on the Senior Subordinated Notes) in which its address appears on the signature page hereof, with a copy to William J. Grant, Jr., Esq., at Willkie Farr & Gallagher, One Citicorp Center, 153 East 53rd Street, New York, New York 10022-4677, telecopy number (212) 821-8111, if to the Company or the Guarantor, addressed to it at 3850 Nationsbank Center, Houston, Texas, 77002-2731, or to such other address with respect to any party as such party shall notify the other in writing, and (unless otherwise specified herein) shall be deemed received 24 hours after it is sent if sent via facsimile (with receipt confirmed) or overnight courier; provided, however, that any such communication
                                 --------  -------
to the Company or the Guarantor may also, at the option of the Investors, be either delivered to the Company or the Guarantor at their address set forth above or to any executive officer of the Company or the Guarantor, as applicable

          13K. Descriptive Headings.  The descriptive headings of the several
               --------------------
Sections and paragraphs of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

          13L. Governing Law; Consent To Jurisdiction. This Agreement Is Being
               --------------------------------------
Delivered And Is Intended To Be Performed In The State Of New York, And Shall Be Construed And Enforced In Accordance With, And The Rights Of The Parties Shall Be Governed By, The Law Of Such State Without Giving Effect To The Choice Of Law Or Conflicts Of Law Principles Thereof. This Agreement Is Effective Only When Delivered And Entered Into By The Investors In New York. Any Legal Action Or Proceeding With Respect To This Agreement May Be Brought In The Courts Of The State Of New York Or Of The United States Of America For The Southern District Of New York, And, By Execution And Delivery Of This Agreement, The Company Hereby Accepts For Itself And In Respect Of Its Property, Generally And Unconditionally, The Jurisdiction Of The Aforesaid Courts. The Company Irrevocably Consents To The Service Of Process Out Of Any Of The Aforementioned Courts In Any Such Action Or Proceeding By The Mailing Of Copies Thereof By Registered Or Certified Mail, Postage Prepaid, To The Company At Its Address Set Forth In Paragraph 13J, Such Service To Become Effective 30 Days After Such Mailing. Nothing Herein Shall Affect The Right Of The Investors Or Any Holder Of A Security To Serve Process In Any Other Manner Permitted By Law Or To Commence Legal Proceedings Or Otherwise Proceed Against The Company In Any Other Jurisdiction.

          13M. Delay Fees.  If the Closing shall not actually occur on any date
               ----------
on which the Closing is scheduled to occur, and the Company shall have failed to notify each Investor prior to 10:00 A.M. local time, in the place in which an Investor is located, on the day prior to such scheduled Closing that such Closing has been postponed, the Company shall pay to each Investor (as compensation for such Investor's loss of fund and administrative costs) an amount equal to interest on the purchase price for the Securities to have been purchased by each such Investor on such scheduled date at such Closing, at the rate per annum on the Senior Subordinated Notes as if the Senior Subordinated Notes had been issued on the scheduled date of Closing, for each day from and including such scheduled date of Closing to but not including the earlier of the date on which such Closing actually occurs or the date on which the amount to be paid by each such Investor as said purchase price is available to such Investor for reinvestment, but in any case not less than one day's interest; provided, however, that the Company shall not
                                  --------  -------
owe any Investor any amount under this paragraph 13M if the Company has fulfilled all of its obligations under this Agreement and such Investor is not willing or able to fulfill its obligations on the scheduled date of Closing.

          13N. Remedies.  In case any one or more of the covenants and/or
               --------
agreements set forth in this Agreement shall have been breached by the Company or any holder of Securities, the Company, or any holder of Securities (or any of them), as applicable, may proceed to protect and enforce its or their rights either by suit in equity and/or by action at law, including, but not limited to, an action for damages as a result of any such breach and/or an action for specific performance of any such covenant or agreement contained in this Agreement. Without limitation of the foregoing, the Company agrees that failure to comply with any of the covenants including, without limitation, those included in paragraphs 6A, 6B, 6C, 6F, 6L, 6M, 6N, 6O AND 6Q and those in respect of the Senior Subordinated Notes will cause irreparable harm and that specific performance shall be available in the event of any breach thereof. The Company, or an Investor acting pursuant to this paragraph 13N, shall be indemnified against all liability, loss or damage, together with all reasonable costs and expenses related thereto (including reasonable legal and accounting fees and expenses) in accordance with paragraph 13B.

          13O. Entire Agreement.  This Agreement, the other Related Documents
               ----------------
and the other writings referred to herein or delivered pursuant hereto contain the entire agreement among the parties with respect to the subject matter hereof and supersede all prior and contemporaneous arrangements or understandings with respect thereto. This Agreement shall not constitute a valid and binding agreement, enforceable in accordance with its terms, until it has been executed and delivered by duly authorized representatives of each party hereto. No discussions regarding or exchange of drafts of comments in connection with the transactions contemplated herein shall constitute an agreement among the parties.

          13P. Severability.  Any provision of this Agreement that is prohibited
               ------------
or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

          13Q. Amendments. This Agreement may not be changed orally, but
               ----------
(subject to the provisions of paragraph 13C) only by an agreement in writing signed by the party against whom enforcement of any waiver, change, modification or discharge is sought.

          13R. Payment Date. Notwithstanding any provision of this Agreement to
               ------------
the contrary, any payment on account of principal of (and premium, if any) or interest on any Senior Subordinated Note which is due on a date which is not a Business Day shall be paid on the next succeeding Business Day, and the amount of interest included in any such payment shall be computed to the date on which such payment is actually made.

          13S. Waiver Of Trial By Jury. The Company And Each Guarantor Hereby
               -----------------------
Knowingly, Voluntarily And Intentionally Waives (To The Extent Permitted By Applicable Law) Any Right It May Have To A Trial By Jury Of Any Dispute Arising Under Or Relating To This Agreement Or Any Other Agreement Or Document Referred To Herein And Agrees That Any Such Dispute Shall, At The Option Of Any Investor As The Case May Be, Be Tried Before A Judge Sitting Without A Jury.

          13T. Counterparts. This Agreement may be executed in counterparts,
               ------------
each of which shall be deemed an original, and it shall not be necessary in making proof of this Agreement to produce or account for more than one such counterpart.

          IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered by their respective officers thereunto duly authorized as of the date first above written.

                                          LITIGATION RESOURCES OF AMERICA, INC.


                                          By: /s/ Richard O. Looney
                                             -----------------------------------
                                          Name: Richard O. Looney
                                          Title: CEO


                                          GUARANTOR:


                                          LOONEY & COMPANY


                                          By: /s/ Richard O. Looney
                                             -----------------------------------
                                          Name: Richard O. Looney
                                          Title: President


                                          GUARANTOR:


                                          KLEIN, BURY AND ASSOCIATES, INC.


                                          By: /s/ Richard O. Looney
                                             -----------------------------------
                                          Name: Richard O. Looney
                                          Title: CEO

The foregoing Agreement is
  hereby accepted as of the
  date first above written.

DELAWARE STATE EMPLOYEES'
    RETIREMENT FUND

c/o Pecks Management Partners Ltd
One Rockefeller Plaza
New York, New York 10020
Attention: Robert J. Cresci

By: Pecks Management Partners Ltd.,
    Its Investment Adviser

By: /s/ Robert J. Cresci
   ----------------------------
   Robert J. Cresci                       Principal Amount of Senior
   Managing Director                      Subordinated Notes: $6,030,000
                                          670,000 shares of Convertible
                                          Preferred Stock

Tax ID Number: 516-00-0279

Nominee: NAP & CO.

Bank:  Mercantile Safe Deposit & Trust Company
       2 Hopkins Plaza
       Baltimore, MD 21201
       Attn:  Isabelle Corbett

ABA Routing Number:  052-000618

Account Number:  214380-8 for State of Delaware account.

Physical Delivery
Via Federal Express:  Mercantile Safe Deposit
                      & Trust Company
                      2 Hopkins Plaza
                      Baltimore, Maryland 21201
                      Attn: Connie Philpot,
                            Incoming Securities
                      Attn:# 214380-8

INVESTORS:

The foregoing Agreement is
  hereby accepted as of the
  date first above written.

DECLARATION OF TRUST
FOR DEFINED BENEFIT PLANS
OF ICI AMERICAN HOLDINGS INC.

c/o Pecks Management Partners Ltd.
One Rockefeller Plaza
New York, New York 10020
Attention: Robert J. Cresci

By: Pecks Management Partners Ltd.,
    Its Investment Adviser

By: /s/ Robert J. Cresci
   ------------------------
   Robert J. Cresci                    Principal Amount of Senior
   Managing Director                   Subordinated Notes: $1,755,000
                                       195,000 shares of
                                       Convertible Preferred Stock

Tax ID Number: 043-171-204

Nominee:  NORTHMAN & CO.

Bank:  State Street Bank & Trust Company
       One Enterprise Drive
       Solomon Willard Building, 4A
       North Quincy, MA 02171

ABA Routing Number:  0110-00028

Account Number:  I510 DDA 34758649
                 for Master Trust/State Street
                 Boston, MA 02101
                 BNF: ICI Americas

Physical Delivery
Via Federal Express:  State Street Bank & Trust Company
                      225 Franklin Street
                      Incoming Securities, Courthouse
                      Level
                      Boston, MA 02101
                      Attn: David Kay
                      Account Name: ICI Americas
                      Acct.# I510

The foregoing Agreement is
  hereby accepted as of the
  date first above written.

DECLARATION OF TRUST
FOR DEFINED BENEFIT PLANS
OF ZENECA HOLDINGS INC.

c/o Pecks Management Partners Ltd.
One Rockefeller Plaza
New York, New York 10020
Attention: Robert J. Cresci

By: Pecks Management Partners Ltd.,
    Its Investment Adviser

By: /s/ Robert J. Cresci
   ------------------------
   Robert J. Cresci                    Principal Amount of Senior
   Managing Director                   Subordinated Notes: $1,215,000
                                       135,000 shares of
                                       convertible Preferred Stock

Tax ID Number: 042-809861

Nominee:  FUELSHIP & CO.

Bank:  State Street Bank & Trust Company
       One Enterprise Drive
       Solomon Willard Building, 4A
       North Quincy, MA 02171

ABA Routing Number:  0110-00028

Account Number:  JG10 DDA 34758508
                 for Master Trust/State Street
                 Boston, MA 02101
                 BNF: Zeneca Holdings

Physical Delivery
Via Federal Express:  State Street Bank & Trust Company
                      225 Franklin Street
                      Incoming Securities, Courthouse
                      Level
                      Boston, MA 02101
                      Attn: David Kay
                      Account Name: Zeneca Holdings
                      Acct.# JG10

                   AMENDMENT TO SECURITIES PURCHASE AGREEMENT

     This Amendment to the Securities Purchase Agreement is made and entered into as of the 24th day of September, 1997.

     The Securities Purchase Agreement dated as of January 17, 1997 (the "Securities Purchase Agreement"), among Litigation Resources of America, Inc., a Texas corporation (the "Company"), the Guarantors, as defined therein, and Delaware State Employees' Retirement Fund, Declaration of Trust for Defined Benefit Plan of ICI American Holding Inc. and Declaration of Trust for Defined Benefit Plan of Zeneca Holding Inc. (collectively, the "Investors") is hereby amended as follows:

     1. Section 13U of the Securities Purchase Agreement is added to read in its entirety as follows:

          13U. Termination of Agreement. This Agreement shall terminate as follows:

               (a) Upon the agreement of the Company, the Guarantors and the Investors; or

               (b) Immediately prior to the closing of a firm commitment initial public offering of equity securities of the Company that generates net proceeds to the Company of not less than $15 million.

     Dated as of this 24th day of September, 1997.


                         LITIGATION RESOURCES OF AMERICA, INC.


                         By:/s/ Richard O. Looney
                            ---------------------------------------
                            Richard O. Looney
                            President

                         LOONEY & COMPANY


                         By: /s/ Richard O. Looney
                            ---------------------------------------
                            Richard O. Looney
                            President


                         KLEIN, BURY AND ASSOCIATES, INC.


                         By: /s/ Richard O. Looney
                            ---------------------------------------
                            Richard O. Looney
                            Chief Executive Officer


                         DELAWARE STATE EMPLOYEES' RETIREMENT FUND

                         By:  Pecks Management Partners Ltd.
                                  Its Investment Advisor


                         By: /s/ Robert J. Cresci
                            ---------------------------------------
                            Name:  Robert J. Cresci
                            Title: Managing Director,
                                    Pecks Management Partners, Ltd.,
                                    Investment Advisor

                         DECLARATION OF TRUST FOR DEFINED BENEFIT
                         PLAN OF ICI AMERICAN HOLDINGS INC.

                         By:  Pecks Management Partners Ltd.
                                  Its Investment Advisor


                         By: /s/ Robert J. Cresci
                            ---------------------------------------
                            Name:  Robert J. Cresci
                            Title: Managing Director,
                                    Pecks Management Partners, Ltd.,
                                    Investment Advisor


                         DECLARATION OF TRUST FOR DEFINED BENEFIT
                         PLAN OF ZENECA HOLDINGS INC.

                         By:  Pecks Management Partners Ltd.
                                  Its Investment Advisor



                         By: /s/ Robert J. Cresci
                            ---------------------------------------
                            Name:  Robert J. Cresci
                            Title: Managing Director,
                                    Pecks Management Partners, Ltd.,
                                    Investment Advisor


                                      -2-